Exhibit (a)(1)(i)

ULTRATECH, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

EXPIRES OCTOBER 13, 2009

OFFER CIRCULAR

Ultratech, Inc. (“Ultratech,” “we” or “us”) is offering certain of our employees the right to exchange certain outstanding stock options for the right to receive a replacement restricted stock unit award under our 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). This offer is referred to as the “Offer.” The terms and conditions of the Offer and the right to receive a replacement award are described in this Offer Circular (“Offer Circular”). This Offer Circular applies to those persons who are eligible to participate in the Offer. You may participate in the Offer if you are employed in the U.S. by Ultratech or one of our subsidiaries at the time the Offer expires, except that members of our Board of Directors and certain of our executive officers are not eligible to participate in the Offer. If you are employed by us outside of the U.S., you will not be eligible to participate in the Offer unless we expressly notify you in writing on the date of commencement of the Offer that you are eligible to participate, and you remain employed by Ultratech or one of our subsidiaries through the expiration time of the Offer. Even if you are eligible, you do not have to accept the Offer.

If you are eligible to participate in the Offer, you may elect to tender in the Offer your outstanding Ultratech stock options that have an exercise price that is equal to or greater than $13.50 per share. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. Furthermore, if the exercise price of any options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. If you are eligible, you may accept the Offer with respect to all or none of your Eligible Options. You cannot accept the Offer with respect to only some or a portion of your Eligible Options.

If you want to accept the Offer, we must receive your election to accept the Offer by the time the Offer expires. The expiration time of the Offer is 6:00 p.m., Pacific Time, on October 13, 2009. We may, however, extend the expiration time. This Offer Circular includes more detailed instructions for making an election to accept the Offer.

If you accept the Offer and if you remain a U.S. employee of Ultratech or one of our subsidiaries through the time the Offer expires (or you satisfy the eligibility requirements described above for international employees selected to participate in the Offer), the Eligible Options that you tender for exchange will be cancelled at the time the Offer expires, and we will grant a replacement award of restricted stock units (“Replacement Award”) to you as of the date the expiration time of the Offer occurs (referred to as the “expiration date” of the Offer). Your Replacement Award with respect to an Eligible Option that you exchange in the Offer will cover a number of restricted stock units (“RSUs”) determined by dividing the number of shares subject to that Eligible Option at the time the Offer expires by $12.16 (which was the average of the high and low trading prices for a share of our common stock on September 15, 2009, the last trading day before the commencement of the Offer) and rounding to the nearest whole RSU. The number of RSUs may be adjusted, however, for any stock splits, recapitalizations and similar events that occur before the Replacement Awards are actually granted. All Replacement Awards will be granted under our 1993 Plan and will be subject to a new one-year vesting schedule, meaning that you will be entitled to receive the shares covered by the award only if you are employed by Ultratech or one of our subsidiaries through the first anniversary of the expiration date of the Offer. This is the case even if the Eligible Options you tender in the Offer were vested before the Offer commenced, become vested before the Offer expires, or are otherwise scheduled to vest during the one-year period following the date the Offer expires. The other terms and conditions of the Replacement Awards are described in more detail in this Offer Circular.

We must provide you with detailed information because accepting the Offer has legal consequences. It is important that you read the detailed terms of the Offer and other information contained and referred to in this Offer Circular. Capitalized terms used in this Offer Circular are defined in this Offer Circular.

The Date of this Offer Circular is September 16, 2009.

Summary Term Sheet	1
Risk Factors	5
Terms of the Offer	7
Background and Reasons for the Offer	7
The Offer	8
The Calculation of Replacement Awards	14
Description of Terms and Conditions of Replacement Awards	16
Other Provisions; Administration	18
Federal Income Tax and Social Security Consequences	23
Additional Information; Incorporation of Documents by Reference	27
Attachments:
A. 1993 Plan Prospectus
B. Form of RSU Award Agreement
C. Selected Financial Data

INDEX OF DEFINED TERMS
Page
Board	18
Cancelled Options	3
Cause	17
Code	18
Company	1
Compensation Committee	15
Disability	17
Election Form	2
Eligible Options	cover page, 1, 8
Exchange	2
FICA	24
Offer	cover page
Offer Circular	cover page
Replacement Award	cover page
Replacement Award Grant Date	3
RSU	cover page
RSU Agreement	16
SEC	5
Ultratech	cover page

SUMMARY TERM SHEET

The following is a summary of some of the key terms and conditions of the Offer. It is important that you read the detailed terms of the Offer that are contained in the “Terms of the Offer” section in this Offer Circular. You should also be sure to read the “Risk Factors” section in this Offer Circular and the other information contained and referred to in this Offer Circular.

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Reasons for the Offer. We have granted stock options regularly to a number of our employees and employees of our subsidiaries. When we approve the grant of a stock option, we establish the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The exercise price per share is set based on the market price of a share of our common stock on the effective date of the option grant. Thus, an employee receives value only if he or she exercises the option and sells the purchased shares at a price that exceeds the option’s exercise price.

Like many other companies in our industry, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. These stock options may no longer provide the incentives to our employees that we intended at the time we granted them. The Offer is intended to provide our employees with an opportunity to receive a benefit from these stock options in the form of a Replacement Award, while reducing the number of shares of our common stock that are subject to outstanding options and the potential dilution that these options represent to our stockholders. The Offer is also intended to provide an additional retention incentive for our employees that accept the Offer as the Replacement Awards will be subject to a one-year vesting schedule (even if the related option exchanged in the Offer was otherwise vested).

Our Board of Directors approved the Offer so that you have an opportunity to exchange your Eligible Options for the right to receive a Replacement Award. Of course, you do not have to accept the Offer. You must decide whether your prospects for long-term compensation from your Eligible Options are better if you continue to hold your Eligible Options or if you tender them in the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” below and your own individual circumstances to determine if accepting the Offer is the right decision for you. None of our Board of Directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

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Optionees eligible for the Offer. You must be a U.S. employee of the Company at the expiration time of the Offer in order to participate in the Offer. (The term “Company” is used in this Offer Circular to mean Ultratech and/or any other corporation or entity the majority of the voting stock or equity interests of which is owned or controlled, directly or indirectly, by Ultratech, as the context requires.) However, Arthur W. Zafiropoulo, our President and Chief Executive Officer, and Bruce R. Wright, our Chief Financial Officer, are not eligible to participate in the Offer. Members of our Board of Directors and independent consultants and advisors are also not eligible to participate. If you are employed by us outside of the U.S., you will not be eligible to participate in the Offer unless we expressly notify you in writing on the date of commencement of the Offer that you are eligible to participate, and you remain employed by Ultratech or one of our subsidiaries through the expiration time of the Offer. For more information, see the response to Question 3 below.

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Options eligible for the Offer. The stock options that may be tendered in the Offer are only those outstanding stock options granted by Ultratech under its equity incentive plans that have an exercise price that is equal to or greater than $13.50 per share. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. Furthermore, if the exercise price of any options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. If you are eligible, you may accept the Offer with respect to all or none of your Eligible Options. You cannot accept the Offer with respect to only some or a portion of your Eligible Options.

If you accept the Offer, your Eligible Options will be exchanged (the “Exchange”) for the right to receive a Replacement Award. Unless you revoke your acceptance of the Offer before the expiration time of the Offer, once you submit your election form to Ultratech you will not be able to exercise Eligible Options that are vested or become vested prior to the date that the Offer expires. For more information, see the response to Question 5 below.

If you are currently employed in the U.S. and you accept the Offer but you are not (for any reason) a U.S. employee of the Company at the expiration time of the Offer, you will not be granted a Replacement Award and your Eligible Options will be governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment).

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Additional information about the Offer. If you have questions regarding the Offer, you may contact Bruce Wright, our Chief Financial Officer, at bwright@ultratech.com or (408) 577-3110, or at the following address:

Bruce Wright

Chief Financial Officer

Ultratech, Inc.

3050 Zanker Road

San Jose, California 95134

If you have questions regarding which of your options are considered Eligible Options so you can complete the election form required in connection with the Offer, you may contact Cherine Chan, our Assistant Controller at cchan@ultratech.com or (408) 577-3306, or at the following address:

Cherine Chan

Assistant Controller

Ultratech, Inc.

3050 Zanker Road

San Jose, California 95134

Please be sure to allow at least five business days for us to respond to your request.

We understand that the decision whether or not to participate in the Offer will be a challenging one for many employees. The Offer does carry considerable risk, and there are no guarantees as to either our future stock performance or whether the Replacement Awards will ultimately have the same value as, or a greater or lesser value than, any Eligible Options you may want to exchange in the Offer. Therefore, the decision to participate in the Offer must be your personal decision, and it will depend largely on your assumptions about the future economic environment, the performance of the overall market and companies in our sector, and our own business, performance and stock price, as well as your continued employment with the Company as the Replacement Awards will be subject to a new vesting schedule.

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How to Accept the Offer. First, review the information in this Offer Circular and the documents referred to in this Offer Circular. Then, complete, sign and date the Election Form and Agreement (the “Election Form”) referred to in the response to Question 6 below. You must file the Election Form with us in the manner and within the time period indicated in that response in order to accept the Offer. By accepting the Offer, you agree to the cancellation of your Eligible Options that you elect to exchange, and to the terms and conditions of your Replacement Award as described in this Offer Circular and the agreement that evidences your Replacement Award.

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Expiration Time. The Offer will expire at 6:00 p.m., Pacific Time, on October 13, 2009. We may, however, extend the Offer. If you want to accept the Offer with respect to your outstanding Eligible Options, we must receive your completed election to accept the Offer before the expiration time of the Offer. Otherwise, you will be deemed to have rejected the Offer.

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Consequences of Not Accepting the Offer. As indicated above, you do not have to accept the Offer. If you decline, or if you do not timely return a valid election to accept the Offer, your Eligible Options will remain outstanding subject to their existing terms.

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Grant of Replacement Awards. If you accept the Offer and if you remain a U.S. employee of Ultratech or one of our subsidiaries through the time the Offer expires (or you satisfy the eligibility requirements described above for international employees selected to participate in the Offer), the Eligible Options that you tender for exchange will terminate at the time the Offer expires. These terminated Eligible Options are referred to as your “Cancelled Options.” You will then be granted a Replacement Award in exchange for your Cancelled Options. Your Replacement Award with respect to an Eligible Option that you exchange in the Offer will cover a number of RSUs determined by dividing the number of shares subject to that Eligible Option at the time the Offer expires by $12.16 (which was the average of the high and low trading prices for a share of our common stock on September 15, 2009, the last trading day before the commencement of the Offer) and rounding to the nearest whole RSU. RSUs are bookkeeping entries, used solely as a device to determine the number of shares of Ultratech common stock to eventually, subject to vesting, be distributed to you. You will not have any voting rights, dividend rights or other rights as a stockholder with respect to the RSUs prior to the time the RSUs vest and are paid as shares of our common stock. For more information, see the responses to Questions 18 through 20 below.

The Replacement Awards will be granted as of the expiration date of the Offer. If we extend the Offer, we will adjust the Replacement Award grant date to correspond to the new expiration time of the Offer. The date that the Replacement Awards are granted is referred to as the “Replacement Award Grant Date.”

The RSUs will be granted under our 1993 Plan and will be scheduled to vest on the first anniversary of the expiration date of the Offer (October 13, 2010, unless we extend the Offer in which case we will adjust the vesting date to correspond to the new expiration time of the Offer). That is, if you are eligible and participate in the Offer, you generally must be employed with Ultratech or one of its subsidiaries through the first anniversary of the expiration time of the Offer in order for your RSUs to vest and be paid as shares of our common stock. However, your RSUs will also vest and be paid if your employment terminates during the one-year period after the Replacement Award Grant Date due to either a termination by Ultratech or a subsidiary without Cause or due to your death or Disability. See the responses to Questions 21 and 22 below for more information on the vesting terms and the definitions of “Cause” and “Disability” applicable to your Replacement Award. Please note that the vesting requirement will apply to your Replacement Award even if your Eligible Options were vested before the Offer commenced, become vested before the Offer expires, or are otherwise scheduled to vest during the one-year period following the expiration date of the Offer.

It is very important that you read this Offer Circular, its attachments, and all of the documents referred to in this Offer Circular in making your decision whether to participate in the Exchange.

IMPORTANT

Our Board of Directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our Board of Directors, our management, or our affiliates or agents makes any recommendation whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial status, you should consult your financial advisor.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

RISK FACTORS

The value of your Eligible Options may be the same as, or greater or less than, the Replacement Award offered to you in the Exchange. As noted below, the Replacement Awards will be subject to a new vesting schedule and are taxed differently from options.

If you accept the Offer, your Eligible Options will terminate. If you accept the Offer, your Eligible Options will terminate at the expiration time of the Offer as described in the response to Question 11 below.

The Replacement Award could have a lower value than your Eligible Options. The number of RSUs subject to your Replacement Award if you elect to tender one or more Eligible Options will be determined in the manner described in the response to Question 18 below. The actual value of any Eligible Option could be less than, more than, or equal to the value of the Replacement Award that would be granted with respect to that Eligible Option (if it is exchanged in the Offer). Because the exchange ratio for the Offer is not 1:1, you will receive fewer RSUs than the options that you exchange. Certain levels of stock price appreciation could render any Eligible Option more valuable than the Replacement Award that is being offered for that option. In light of these and other risks of tendering, you may be better off keeping your Eligible Options rather than tendering them in the Exchange.

The Replacement Awards are subject to a new vesting schedule. Your Replacement Award will vest over a period of one year from the expiration date of the Offer. Therefore, if you accept the Offer and your employment terminates before your Replacement Award vests (other than certain terminations as described in Question 22 below), your unvested RSUs subject to your Replacement Award will be forfeited even though the Cancelled Options that you exchanged had already vested or may have vested if you had not exchanged them. In such circumstances, your cancelled options will not be reinstated and you will receive no benefit with respect to your RSUs. You have no right to continued employment with Ultratech or its subsidiaries.

If you terminate employment with Ultratech before the expiration of the Offer, you will not receive a Replacement Award. If you resign, quit or die, or if your employment with Ultratech or any of its subsidiaries terminates for any reason whatsoever before the expiration time of the Offer, we will not grant you a Replacement Award and your Eligible Options will remain governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment). You have no right to continued employment with Ultratech or its subsidiaries.

The Replacement Awards have different risks than your Cancelled Options. Because RSUs represent the right to receive shares of Ultratech common stock at the future payment date, your rights to the grant and payment of RSUs are only those of a general unsecured creditor of Ultratech. The payment of the RSUs is subject to Ultratech’s continued solvency. In addition, the economic effect of RSUs is similar to an investment in Ultratech common stock. However, unlike a stockholder, you cannot sell or pledge your RSUs and your RSUs do not carry any voting, dividend or other stockholder rights.

RSUs are non-transferable and illiquid and thus their “value” will increase or decrease according to fluctuations in the price of our common stock until they vest and are paid to you in the form of unrestricted shares. You may lose value to the extent of any decline in the fair market value of Ultratech common stock or its failure to increase at a rate commensurate with lost opportunities. There is no guarantee there will be any appreciation or return on your RSUs.

There are risks related to our business and our common stock. You should carefully review the risk factors identified in our reports filed with the Securities and Exchange Commission (“SEC”),

including those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, before deciding whether to accept the Offer. These risks may affect the value of the Eligible Options and any Replacement Awards. See the section titled “Additional Information; Incorporation of Documents by Reference” below for more information about our SEC filings and how to obtain copies of these documents.

Our Board of Directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our Board of Directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial status, you should consult your financial advisor.

TERMS OF THE OFFER

The precise terms and conditions of the Offer are contained in the responses to the following questions:

•	Background and Reasons for the Offer: Question 1

•	The Offer: Questions 2 through 17

•	The Calculation of Replacement Awards: Question 18

•	Description of Terms and Conditions of Replacement Awards: Questions 19 through 26

•	Other Provisions; Administration: Questions 27 through 36

•	U.S. Federal Income Tax and Social Security Consequences: Questions 37 through 43

Capitalized terms not otherwise defined in this section have the meanings given to them elsewhere in this Offer Circular. See the Index of Defined Terms at the start of this document.

Background and Reasons for the Offer

This section generally describes why we are making the Offer and answers some questions that you may have regarding the general structure of the Offer.

1.	Why is Ultratech making the Offer?

We have granted stock options regularly to a number of our employees and employees of our subsidiaries. When we approve the grant of a stock option, we establish the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The exercise price per share is based on the market price of a share of our common stock on the effective date of the option grant. Thus, an employee receives value only if he or she exercises the option and sells the purchased shares at a price that exceeds the option’s exercise price.

Like many other companies in our industry, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. These stock options may no longer provide the incentives to our employees that we intended at the time we granted them. The Offer is intended to provide our employees with an opportunity to receive a benefit from these stock options in the form of a Replacement Award, while reducing the number of shares of our common stock that are subject to outstanding options and the potential dilution that these options represent to our stockholders. The Offer is also intended to provide an additional retention incentive for our employees that accept the Offer as the Replacement Awards will be subject to a one-year vesting schedule (even if the related option exchanged in the Offer was otherwise vested).

Our Board of Directors approved the Offer so that you have an opportunity to exchange your Eligible Options for a Replacement Award. Of course, you do not have to accept the Offer. You must decide whether your prospects for long-term compensation from your Eligible Options are better if you continue to hold your Eligible Options or if you tender them in the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” above and your own individual circumstances to determine if accepting the Offer is the right decision for you. None of our Board of Directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

The Offer

This section describes the terms of the Offer, including the deadline for accepting the Offer, eligibility rules, how to accept the Offer, which options may be tendered in the Offer, and other terms and conditions of the Offer. The terms of the Offer set forth in this Offer Circular control if there is any inconsistency between this Offer Circular and any other document.

2.	What is the deadline for the Offer?

If you are eligible and want to accept the Offer, the deadline for submitting your Election Form is 6:00 p.m., Pacific Time, on October 13, 2009, unless we, in our sole discretion, extend the Offer. If we do not receive your Election Form before that deadline, you will not be allowed to participate in the Exchange.

3.	Who is eligible to participate in the Offer?

You are eligible to participate in the Offer if you are a U.S. employee of the Company at the expiration time of the Offer. However, Arthur W. Zafiropoulo, our President and Chief Executive Officer, and Bruce R. Wright, our Chief Financial Officer, are not eligible to participate in the Offer. Members of our Board of Directors and independent consultants and advisors are also not eligible to participate.

If you are employed by us outside of the U.S., you will not be eligible to participate in the Offer unless we expressly notify you in writing on the date of commencement of the Offer that you are eligible to participate, and you remain employed by Ultratech or one of our subsidiaries through the expiration time of the Offer. Most of our non-U.S. employees will not be eligible to participate in light of local legal and tax rules, and compliance costs.

4.	What are the conditions to the Offer?

The Offer is conditioned on your satisfying the eligibility requirements described in the response to Question 3 above. In addition, the Offer is conditioned on your satisfactorily completing and returning to us your Election Form by 6:00 p.m., Pacific Time, on October 13, 2009, as described in the response to Question 6 below.

5.	What stock options may I tender/exchange in the Offer?

If you are eligible to participate in the Offer, the stock options that you may tender in the Exchange are your outstanding stock options granted by Ultratech under its equity incentive plans that have an exercise price that is equal to or greater than $13.50 per share. We refer to these options in this Offer Circular as your “Eligible Options.” If you are eligible, you may accept the Offer with respect to all or none of your Eligible Options. You cannot accept the Offer with respect to only some or a portion of your Eligible Options.

If the exercise price of any Eligible Options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. Unless you revoke your acceptance of the Offer before the expiration time of the Offer, once you submit your election form to Ultratech you will not be able to exercise Eligible Options that are vested or become vested prior to the date that the Offer expires.

6.	How may I accept the Offer?

Read Offer Circular and Election Form. To accept the Offer, you should first review this Offer Circular and the documents referred to in this Offer Circular.

Assemble Option Information. You should then assemble the option information that you will need to complete the Election Form. If you have questions regarding which of your options are Eligible Options, please contact Cherine Chan at the address or telephone number given on page 2. Please be sure to allow at least five business days for Cherine to respond to your request.

Complete, Sign and Date Election Form. You should then complete, sign and date the Election Form that is being provided to you along with this Offer Circular. If you want to accept the Offer, you must indicate on the Election Form that you accept the Offer and agree to the terms set forth in the Election Form.

Return Election Form. You should then mail, hand deliver, fax or e-mail (in portable document format (PDF) only) the completed, signed and dated Election Form to Ultratech at the following address for receipt before 6:00 p.m., Pacific Time, on October 13, 2009, or any later expiration time to which the Offer has been extended:

Cherine Chan

Assistant Controller

Ultratech, Inc.

3050 Zanker Road

San Jose, California 95134

fax: (408) 577-3373

e-mail: cchan@ultratech.com

We cannot accept Election Forms by e-mail (other than a PDF of a completed, signed and dated Election Form) or any other means of delivery other than those means identified above. You must pay all mailing or courier costs to deliver your Election Form to us. The method by which you deliver the signed Election Form to us is at your option and risk. In all cases, you should allow sufficient time to ensure timely delivery. If we do not receive a valid Election Form from you prior to the deadline described in this response to Question 6, you will be deemed to have rejected the Offer.

If you do not receive an Election Form, please contact Cherine Chan at (408) 577-3306 or at the email address or mailing address given above. If you request an Election Form, be sure to allow at least two business days for delivery to you.

We are not obligated, and no other person is obligated, to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be final and binding.

If you would like confirmation that we have received your Election Form, please contact Cherine Chan at the email address or telephone number above. Note, however, that we will only confirm whether we have received something from you, not whether you completed the Election Form correctly.

Other. If the Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we have waived this requirement, submit evidence satisfactory to Ultratech of their authority to act in this capacity.

Your election to accept or reject the Offer will become irrevocable upon the expiration time of the Offer. Be sure to read your Election Form. The effectiveness of any election that you may make to accept the Offer is subject to the eligibility conditions described in the response to Question 3 above.

Your election to participate in the Exchange pursuant to the terms and conditions described in this Offer Circular constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for cancellation of your Eligible Options will constitute a binding agreement between you and us on the terms and subject to the conditions of this Offer Circular.

The Offer does not apply with respect to any options that you may own other than your Eligible Options.

You are responsible for the method of delivery of your Election Form, ensuring that it is accurate and complete, and ensuring that we receive your Election Form before the expiration time of the Offer. You should allow sufficient time to ensure timely delivery of your Election Form. If you miss the deadline, you will not be allowed to participate in the Offer.

7.	Can I choose which options I want to tender?

No. If you want to accept the Offer, you may do so as to all of your Eligible Options. You cannot accept the Offer with respect to only some or a portion of your Eligible Options.

8.	Can I tender options that I have already exercised?

No. The Offer applies only to your Eligible Options that are unexercised and outstanding as of the expiration time of the Offer. It does not apply in any way to shares that you purchased by exercising an Eligible Option before the expiration time of the Offer. If you have exercised an Eligible Option, that option is no longer outstanding and is therefore not included in the Offer. Options that terminate before the expiration time of the Offer are similarly no longer outstanding and are therefore not included in the Offer.

9.	Do I have to pay money or taxes if I accept the Offer?

You will not have to make any payments to us if you accept the Offer. If you accept the Offer, there will be no U.S. federal income tax consequences either at the time you accept the Offer or at the time you are granted a Replacement Award. Your Replacement Award will be taxed to you upon vesting and payment of the award as described in the responses to Questions 37-43 below. The tax consequences of your Replacement Award will be different than the tax consequences of stock options.

10.	What if I change my mind?

If you file an Election Form and want to change or withdraw your election, you may do so by filing a new Election Form indicating your new acceptance or rejection of the Offer in accordance with the procedures described above so that we receive your new Election Form before the expiration time of the Offer. We will rely on the last Election Form that you validly file and we receive before the expiration time of the Offer.

If you want to change your election and you need a new Election Form, you may request one from Cherine Chan at cchan@ultratech.com or telephone number given on page 2. Please be sure to allow at least five business days for Cherine to respond to your request.

Any Election Form we receive after the expiration time of the Offer will not be valid. You may not change or withdraw any election after the expiration time of the Offer.

11.	Will my tendered Eligible Options terminate if I accept the Offer?

If you are eligible and accept the Offer, your Eligible Options tendered in the Exchange will automatically terminate at the expiration time of the Offer, and we will grant you a Replacement Award on the terms and conditions described in this Offer Circular.

Although we intend to accept all validly tendered Eligible Options immediately after expiration of the Offer, if we have not accepted the Eligible Options you tender within 40 business days of the commencement of the Offer, you may withdraw your tendered Eligible Options at any time thereafter.

12.	Can the Offer be modified?

Yes. Prior to the expiration time of the Offer, we may, in our sole discretion, extend, modify or, upon the occurrence of any of the events set forth below, revoke the Offer. We will notify you if the Offer is revoked. You will also be notified (and given an opportunity to change any Election Form that you may have previously filed) if we modify the Offer in any material manner. If we do modify the Offer in any material manner or waive a material condition of the Offer, we will ensure that at least five (5) business days remain in the Offer from the time we notify you of the material change to the expiration time of the Offer. We will extend the expiration time of the Offer as necessary to satisfy this requirement.

The Replacement Awards will be granted as of the date on which the Offer expires, including any extensions of the Offer. See the responses to Questions 19-26 below for conditions applicable to Replacement Award grants.

Notwithstanding any other provision of the Offer, we are not required to accept any Eligible Options returned to us for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options returned to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after the commencement date of the Offer and prior to the expiration time of the Offer any of the following events has occurred, or has been determined by us to have occurred and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of Eligible Options returned to us for exchange:

•

there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal, or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered Eligible Options pursuant to the Offer, the grant of Replacement Awards, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;

•

an action shall have been threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the Offer or to us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly: (1) make the acceptance for exchange of, or grant of Replacement Awards for, some or all of the tendered Eligible Options illegal or otherwise restrict or prohibit consummation of the Offer; (2) delay or restrict our ability, or render us unable, to accept for exchange, or grant Replacement Awards for, some or all of the tendered Eligible Options; or (3) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;

•

there shall have occurred: (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; (3) the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States; (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States; (5) any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of the Company or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer; (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration, escalation or worsening thereof; or (7) any decline in either the Dow Jones Industrial Average, the Nasdaq Global Market or the Standard and Poor’s 500 Index by an amount in excess of 10% measured during any time period after the close of business on September 16, 2009;

•

a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that: (1) any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 16, 2009; (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 16, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or our subsidiaries’ assets or securities;

•

there shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

•

there shall have been enacted, enforced or deemed applicable to us any rules, regulations or actions by any governmental authority, the Nasdaq Global Select Market or any other regulatory or administrative authority of any national securities exchange that make it inadvisable for us to proceed with the Offer; or

•

any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries.

We are not aware of any jurisdiction in which we are making the Offer where the Exchange, the Offer, or the grant of Replacement Awards would violate applicable law. If we become aware of any jurisdiction where the Exchange or the Offer would violate applicable law, we will revoke the Offer in cases where applicable law cannot be satisfied. We may, where necessary, modify the terms of the Replacement Awards to the extent necessary to satisfy applicable law. We are not, however, aware of or anticipate any necessary legal filings or approvals that are or will be required before the Offer can be completed, nor are we aware of any necessary governmental approvals that must be obtained before the Offer can be completed. Notwithstanding the foregoing, in the event that any governmental approvals are required to be obtained prior to the completion of the Offer, we may extend the expiration time of the Offer or may delay the grant of Replacement Awards until such approvals are obtained, provided that we will not delay the grant of Replacement Awards after the expiration time of the Offer for any other reason.

13.	What happens if I accept the Offer but my employment terminates before the expiration time of the Offer?

If you accept the Offer but you cease to be an employee of the Company before the expiration time of the Offer, your Eligible Options will be treated as if they had not been tendered in the Offer.

14.	What happens if I accept the Offer but I go on leave before the expiration time of the Offer?

If you take a leave of absence, you will be treated as being employed by the Company for purposes of the Offer while on leave. This is true regardless of whether your leave is a paid leave of absence or an unpaid leave of absence.

15.	What will happen to my Eligible Options if I do not accept the Offer?

Participation in the Offer is entirely voluntary. If you do not accept the Offer, your Eligible Options will remain outstanding in accordance with their terms.

16.	Will I be eligible to receive future grants of options under Ultratech’s benefit plans?

Yes. Regardless of whether you accept the Offer, you will continue to be eligible, while you are employed by Ultratech or one of its subsidiaries, for additional award grants as determined by Ultratech in its sole discretion. Of course, there are no guarantees as to any future awards other than the grant of Replacement Awards as required by and in accordance with the terms of the Offer.

17.	Is there any tax consequence to my participation in the Exchange?

If you exchange your Eligible Options for a Replacement Award, you will not be required under current law to recognize income for U.S. federal income tax purposes at the time of the Exchange or at the date that the Replacement Award is granted. See the responses to Questions 37-43 below for more information on the tax consequences of the Replacement Awards.

The Calculation of Replacement Awards

18.	If I accept the Offer, how will the number of RSUs subject to my Replacement Award be calculated?

If you accept the Offer and if you remain a U.S. employee of Ultratech or one of our subsidiaries through the time the Offer expires (or you satisfy the eligibility requirements described in Question 3 above for international employees selected to participate in the Offer), the Eligible Options that you tender for exchange will terminate at the time the Offer expires. You will then be granted a Replacement Award in exchange for your Cancelled Options as of the Replacement Award Grant Date. We will provide you with your award agreement to evidence the Replacement Award promptly following the expiration date of the Offer.

Your Replacement Award with respect to an Eligible Option that you exchange in the Offer will cover a number of RSUs determined by dividing the number of shares subject to that Eligible Option at the time the Offer expires by $12.16 (which was the average of the high and low trading prices for a share of our common stock on September 15, 2009, the last trading day before the commencement of the Offer) and rounding to the nearest whole RSU. This exchange ratio was established by the Compensation Committee of our Board of Directors (the “Compensation Committee”) for purposes of the Offer. In setting the exchange ratio, the Compensation Committee desired to simplify the Offer by adopting only one ratio that would be applicable to all Eligible Options even though Eligible Options may have different exercise prices, remaining terms, vesting or other provisions that could impact the value of the options. The intended effect of the exchange ratio is to provide a Replacement Award with a value of approximately one dollar ($1.00) for each share subject to the Eligible Option exchanged for that Replacement Award (based on the price of our common stock at the commencement of the Offer) as illustrated by the following example.

For Example: Assume that you hold an outstanding Eligible Option to purchase 2,000 shares of Ultratech stock and that no portion of the Eligible Option has been exercised or terminated prior to the Exchange. If you tender the Eligible Option and it is cancelled in the Exchange, you will be granted a Replacement Award covering 164 RSUs (2,000 shares subject to the exchanged Eligible Option divided by $12.16 and rounded to the nearest whole RSU). In effect, the tendered Eligible Option is assigned a value of $2,000 (one dollar for each share subject to the Eligible Option) and converted into a number of RSUs based on the average of the high and low trading prices for a share of our common stock on September 15, 2009.

In setting the exchange ratio, the Compensation Committee considered the value of the Eligible Options as of the commencement date of the Offer using standard equity award valuation models and procedures, and determined that the average per-option value of the Eligible Options (using these models and procedures) as of the commencement date of the Offer was greater than one dollar. Accordingly, the exchange ratio is intended to result in the grant of Replacement Awards that, on average considering all of the Eligible Options held by all eligible employees, have a grant-date value that is less than the value of the Eligible Options they replace (with the values determined using standard equity award valuation models and procedures).

Please note that it is possible that the value of your Eligible Options may be more than, less than, or equal to the value of the Replacement Award that you will be granted for those options if you accept the Offer. You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the Replacement Award and your own assumptions as to future Ultratech stock prices) whether you are better off exchanging or holding your Eligible Options.

In general, if we increase or decrease the number, or change the rights and privileges, of our outstanding shares of common stock by payment of a stock dividend, stock split or other distribution upon the shares payable in common stock, or through a subdivision, combination, consolidation, reclassification or recapitalization involving our outstanding common stock, we will proportionately adjust the number, rights and privileges of the securities to be subject to Replacement Awards as if they had been outstanding under our 1993 Plan on the date that any of these events occur. The mere issuance of additional shares by Ultratech in an acquisition or other transaction or the mere payment of an ordinary cash dividend, however, typically would not result in any such adjustment.

Description of Terms and Conditions of Replacement Awards

This section provides important information regarding the Replacement Awards to be granted as part of the Offer. The information in this section is qualified in its entirety by the more detailed information set forth in the form of RSU award agreement that will evidence each grant of RSUs (the “RSU Agreement”), and by the more detailed information set forth in our 1993 Plan.

All of the Replacement Awards will be granted under, and subject to the terms and conditions of, our 1993 Plan. This is the case regardless of whether your Cancelled Options were granted, in whole or in part, under any other stock plan. You may obtain a copy of our 1993 Plan by request without charge from Ultratech by contacting Cherine Chan at cchan@ultratech.com or at the address or telephone number given on page 2. The 1993 Plan has also been filed as an exhibit to the Schedule TO filed with the SEC with respect to the Offer and may be obtained by visiting our website at www.ultratech.com and clicking on Investors – SEC Filings. The Schedule TO is also available from the SEC (see “Additional Information; Incorporation of Documents by Reference” section below). A copy of the Prospectus for the 1993 Plan is attached as Attachment A to this Offer Circular. A copy of the form of RSU Agreement that will be used in connection with the Exchange is attached as Attachment B to this Offer Circular. You should read our 1993 Plan and all applicable attachments to this Offer Circular.

Our 1993 Plan or the RSU Agreement will control if any discrepancy exists between the information presented in this Offer Circular with respect to the Replacement Award and the terms of our 1993 Plan or the RSU Agreement.

19.	What is an RSU?

An RSU is a bookkeeping entry and evidences a right (subject to vesting) to receive one share of Ultratech common stock.

In accordance with the 1993 Plan, the number of RSUs subject to an award granted under the plan is subject to adjustment by the Compensation Committee in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, reverse stock splits, stock consolidations and other similar events.

20.	Do RSUs have dividend and voting rights?

RSUs are merely bookkeeping entries and are not actual shares of outstanding stock. You will not have any voting rights, dividend rights or other rights as a stockholder with respect to the RSUs prior to the time the RSUs vest and are paid as shares of our common stock.

21.	When will the RSUs vest?

The RSUs will be scheduled to vest on the first anniversary of the expiration date of the Offer. Except as described in Question 22 below, vesting of the RSUs is subject to your continued employment with the Company through the vesting date. All Replacement Awards will be subject to this vesting schedule, regardless of the fact that all or a portion of your Cancelled Options may have already vested.

22.	What happens if I quit, die, retire, or if the Company terminates my employment?

In general, your RSUs will only vest and be paid if you are employed with the Company through the first anniversary of the expiration time of the Offer. However, your RSUs will also vest and be paid if your employment terminates during the one-year period after the Replacement Award Grant Date due to either a termination by Ultratech or a subsidiary without “Cause” or due to your death or “Disability.” If your employment terminates for any other reason prior to the vesting date, your Replacement Award will be cancelled on the date of your termination. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle you to any proportionate vesting of your Replacement Award.

If you have entered into a written employment agreement with the Company that is currently in effect and includes a definition of “Cause” (or a similar term), that definition will apply for purposes of your Replacement Award. If you have not entered into any such employment agreement (or if your employment agreement does not include a definition of “Cause” or a similar term), “Cause” for purposes of your Replacement Award will mean a termination of your employment or service based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that you:

•

have been negligent in the discharge of your duties to the Company, have refused to perform stated or assigned duties or are incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

•

have been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

•

have breached a fiduciary duty, or violated any other duty, law, rule, regulation or policy of the Company; or have been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

•	have breached any of the provisions of any agreement with the Company;

•	have engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company; or

•	have improperly induced a vendor or customer to break or terminate any contract with the Company or induced a principal for whom the Company acts as agent to terminate such agency relationship.

If you have entered into a written employment agreement with the Company that is currently in effect and includes a definition of “Disability” (or a similar term), that definition will apply for purposes of your Replacement Award. If you have not entered into any such employment agreement (or if your employment agreement does not include a definition of “Disability” or a similar term), “Disability” for purposes of your Replacement Award will mean your inability, as determined by the Company, acting in good faith based on its reasonable belief at the time, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months of more.

23.	What effect will a change of control of my employer have on my Replacement Award?

If Ultratech undergoes a Change in Control or a Corporate Transaction (as those terms are defined in the 1993 Plan), then-outstanding and unvested RSUs subject to Replacement Awards will generally be fully vested and paid immediately prior to the occurrence of the transaction, unless otherwise provided by the Compensation Committee.

As described in the response to Question 18 above, the Compensation Committee may make certain adjustments to your RSUs upon the occurrence of certain corporate transactions and other events.

24.	Is the 1993 Plan a “qualified” plan or subject to ERISA?

No. The 1993 Plan is not qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to ERISA.

25.	How will the Replacement Awards be administered?

The 1993 Plan provides that it may be administered by the full Board of Directors of the Company (the “Board”) or by a committee appointed by the Board. The Board has delegated general administrative authority over the 1993 Plan, including the power to grant awards, to the Compensation Committee of the Board. Each Compensation Committee member is appointed by the Board, serves at the pleasure of the Board, and remains in office until his or her successor is elected. Members of the Compensation Committee may be removed by a majority of the Board at any time and are identified in the Company’s annual proxy statement. It is contemplated that the Compensation Committee (as opposed to the full Board) will approve the Replacement Awards in the Exchange.

26.	Can the 1993 Plan or my Replacement Awards be amended or terminated?

The Board or the Compensation Committee has the authority to amend, suspend and discontinue the 1993 Plan subject to any stockholder approval that is required by applicable law or listing agency rule. The Board or the Compensation Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent.

Decisions of the Board or the Compensation Committee with respect to the 1993 Plan and/or amounts payable under the 1993 Plan are final, conclusive and binding on all parties.

Other Provisions; Administration

This section describes certain other aspects of the Offer, including the fact that the Offer does not confer any employment rights, certain administrative information regarding the Offer and, since Ultratech is making the Offer, certain information about Ultratech.

27.	Does the Offer give me any rights to continued employment by the Company?

No. The Offer does not have any effect on your employment status or give you any right to continued employment with the Company or any of its affiliates. You will remain an at-will employee regardless of whether you elect to participate in the Exchange. That means that you are not guaranteed employment for any period of time.

If we sell a subsidiary or any other event or transaction occurs that results in a Ultratech affiliate or subsidiary not continuing as such an affiliate or subsidiary after the event or transaction, and you are employed by the affected affiliate or subsidiary, your employment will be deemed to have been terminated by the Company without Cause for purposes of the Exchange and your Replacement Award unless, immediately after the event or transaction, you are otherwise employed by Ultratech or another entity that is then a Ultratech subsidiary or affiliate.

28.	How do I make a claim for payment of other benefits I may be owed?

If you accept the Offer, you generally will not have to take any other action to receive the grant of a Replacement Award in exchange for your Cancelled Options. We will provide you with an award agreement evidencing your Replacement Award promptly after the expiration date of the Offer. If, however, you believe that you are being denied a benefit to which you are entitled, you should file a written request with us, care of Bruce R. Wright, our Chief Financial Officer. The request should include the reasons for your claim. Any written claim request should be sent to:

Bruce R. Wright

Chief Financial Officer

Ultratech, Inc.

3050 Zanker Road

San Jose, California 95134

29.	Who will administer and pay the costs of administering the Exchange?

We will make all administrative decisions regarding the Exchange. Without limiting that authority, we have the authority, in our sole discretion, to determine all questions as to form of documents and the validity, eligibility, and acceptance of any election to participate in the Offer. Our determination on these matters will be final and binding on all persons. We reserve the right to waive any condition of the Offer. We are not obligated to give any notice of any defects or irregularities in Election Forms, nor will anyone incur any liability if you fail to return a valid Election Form.

We will pay the expenses of administering the Exchange and the grant of Replacement Awards.

We will not retain, nor will we pay any fees or commissions for, any broker, dealer, or other person to solicit elections to accept the Offer. Any such solicitation is prohibited.

30.	What is the price of our common stock?

Shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “UTEK.” On September 15, 2009, the closing sale price of a share of our common stock on the Nasdaq Global Market was $12.42. The following table presents the high and low closing sales prices per share of Ultratech common stock on the Nasdaq Global Market for the periods indicated:

Period	High	Low
Year Ending December 31, 2009:
First Quarter	$13.57	$9.74
Second Quarter	$14.04	$11.00
Third Quarter (to September 15, 2009)	$13.63	$10.57

Year Ended December 31, 2008:
First Quarter	$11.54	$8.67
Second Quarter	$17.20	$9.46
Third Quarter	$17.00	$11.54
Fourth Quarter	$15.10	$9.00

Year Ended December 31, 2007:
First Quarter	$14.37	$11.75
Second Quarter	$14.71	$12.00
Third Quarter	$16.78	$12.25
Fourth Quarter	$14.94	$10.79

You should obtain a current stock price quotation for Ultratech common stock.

31.	What information is available regarding Ultratech?

Ultratech is making the Offer. Ultratech develops, manufactures and markets photolithography and laser thermal processing equipment designed to reduce the cost of ownership for manufacturers of integrated circuits, including advanced packaging processes and various nanotechnology components, thin film head magnetic recording devices, optical networking devices, laser diodes and light emitting diodes.

We were incorporated in Delaware in September 1992 (under the name “UTS Acquisition Corporation”). Our corporate headquarters are located at 3050 Zanker Road, San Jose, California 95134, and our telephone number is (408) 321-8835. Our website can be found at www.ultratech.com.

Attachment C to this Offer Circular summarizes certain of our consolidated financial data. Additional information about us, including certain more detailed financial statements, is available from the documents referred to and incorporated by reference under “Additional Information: Incorporation of Documents by Reference” below.

32.	How many Eligible Options are there?

The Offer is being made only with respect to your Eligible Options that are outstanding as of the expiration time of the Offer. As of September 15, 2009, there were 23,664,699 shares of Ultratech common stock outstanding and there were outstanding stock options and other awards covering up to an additional 4,723,508 shares of Ultratech common stock.

Of the shares subject to those stock options and other awards, 1,746,165 shares (approximately 7.4% of the outstanding shares) were subject to the Eligible Options. If all of the Eligible Options were tendered and accepted for exchange in the Offer, we would grant Replacement Awards in exchange for such Eligible Options covering approximately 143,600 RSUs (approximately 0.6% of the outstanding shares).

33.	How does the Offer relate to Ultratech’s directors and executive officers?

Arthur W. Zafiropoulo, our President and Chief Executive Officer, and Bruce R. Wright, our Chief Financial Officer, are not eligible to participate in the Offer. Members of our Board of Directors are also not eligible to participate. As of September 15, 2009, our executive officers and directors held an aggregate of 1,790,808 options to purchase our common stock under our equity incentive plans, which represented approximately 41.2% of the shares of common stock subject to all of our outstanding options under those plans as of that date. The following table shows the number of options held by each of our executive officers and directors as of September 15, 2009 and the percentage of the total number of our outstanding options:

Name	Position	Shares Subject to All Ultratech Options
		Number	Percentage
Arthur W. Zafiropoulo	Chairman of the Board, President and Chief Executive Officer	943,308	21.7%

Bruce R. Wright	Senior Vice President, Finance, Secretary and Chief Financial Officer	575,500	13.2%

Joel F. Gemunder	Director	48,000	1.1%

Nicholas Konidaris	Director	56,000	1.3%

Dennis R. Raney	Director	36,000	0.8%

Henri Richard	Director	20,000	0.5%

Vincent F. Sollitto	Director	56,000	1.3%

Rick Timmins	Director	56,000	1.3%

The address of each director and executive officer is c/o Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134.

Please see our proxy statement for our annual meeting of stockholders held on July 21, 2009 for more information regarding the compensation of our directors and executive officers and the amount of Ultratech securities that our directors and executive officers beneficially owned, for periods or as of the dates set forth in that document. This proxy statement/prospectus is available upon request as described below under “Additional Information; Incorporation of Documents by Reference.”

Except as described below, there were no stock option or stock transactions involving the directors and executive officers of Ultratech within the 60 days before the commencement of the Offer:

•	On July 21, 2009, each non-employee member of the Board (i.e. Messrs. Gemunder, Konidaris, Raney, Richard, Sollitto and Timmins) was granted an award of 5,000 restricted stock units.

•	On July 27, 2009, Mr. Zafiropoulo was granted an award of 25,000 restricted stock units, and Mr. Wright was granted an award of 10,000 restricted stock units.

Except as otherwise described in this Offer Circular or in our filings with the SEC, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

34.	What are the general accounting consequences to the Company of the Exchange?

We will recognize as a compensation expense the unamortized compensation expense from the exchanged options and the incremental cost of each Replacement Award granted pursuant to the Exchange. The incremental compensation cost will be equal to the excess, if any, of the fair value of the Replacement Award, measured as of the date the award is granted, over the fair value of the Eligible Option cancelled in exchange for the Replacement Award, measured immediately prior to the cancellation of the award. This unamortized compensation expense from the exchanged options and incremental compensation cost, if any, associated with the Replacement Awards under the option exchange will be recognized ratably over the vesting period of the Replacement Award. In the event that any Replacement Award terminates without vesting, the compensation cost for the unvested portion of the terminated award will not be recognized.

35.	Is Ultratech contemplating any other transactions?

We must disclose whether we are contemplating certain types of transactions in connection with the Offer. Except as otherwise disclosed in this Offer Circular , and while we reserve the right to contemplate and effect any of these transactions from time to time, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present Board of Directors or executive officers, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on our Board of Directors or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from a national securities exchange;

•	our common stock becoming eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

•	the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended;

•

the acquisition by any person of any of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options or the payment of other awards granted under our incentive compensation plans); or

•	any changes in our charter, bylaws of other governing instruments or any actions that could impede the acquisition of control of Ultratech.

36.	Are there any regulatory requirements or other approvals that Ultratech must comply with or obtain?

We are not aware of any material pending or threatened legal actions or proceedings relating to the Offer. We are not aware of any margin requirements or antitrust laws applicable to the Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and issuance of Replacement Awards as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of the Replacement Awards as contemplated in the Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept surrendered Eligible Options for exchange and to issue Replacement Awards would be subject to obtaining any required governmental approval.

U.S. Federal Income Tax and Social Security Consequences

Questions 37 through 43 below discuss the material United States federal income tax and Social Security considerations that relate to the Exchange. Question 42 below comments on state and local tax matters. Gift and estate taxes are beyond the scope of the following discussion.

International tax issues are also beyond the scope of the following discussion. If you are subject to taxes in a jurisdiction other than the United States, it is possible that none of the topics covered in the following discussion are relevant to your particular circumstances.

We cannot and do not guarantee any particular tax consequences. You should consult your own tax advisor with respect to the application of the general principles discussed in this Offer Circular to your particular situation and the impact of international, state, local, estate and/or gift taxes.

37.	What is the tax effect of the Exchange?

If you accept the Offer, there will be no federal income tax consequences with respect to the cancellation of your exchanged Eligible Options or with respect to the grant of your Replacement Award.

38.	Is the payment of my RSUs taxable to me?

You will generally recognize ordinary income when shares of common stock are delivered to you in payment of your RSUs. The amount of income you recognize will equal the fair market value of the stock at the time of delivery. The Company is generally entitled to a deduction for the amount of ordinary income you recognize.

For example: Assume that you hold 100 RSUs that are paid in the form of an equivalent number of shares at a time when the fair market value of a share is $12, you will recognize $1,200 of ordinary income in connection with the payment.

39.	When I sell stock acquired on payment of my RSUs, what is my tax?

Generally, your tax “basis” in the shares that you acquire will be the amount of income you recognize at the time the shares are delivered. When you dispose of the shares, any further gain (or loss) is taxable as either short-term or long-term capital gain (or loss), depending on how long you actually hold the shares. Long-term capital gain rates generally apply to property held for more than twelve months. The holding period commences on the date you acquire the shares, not the date the Replacement Award is granted to you.

For example: Assume that you hold 100 RSUs that are paid in the form of an equivalent number of shares at a time when the fair market value of a share is $12, your basis in those 100 shares would be $12 per share. If you later sell the shares, your taxable gain or loss will be determined with reference to that $12 basis per share.

40.	What are the tax withholding requirements with respect to my RSUs?

The Federal Insurance Contributions Act (“FICA”) imposes two types of taxes - Social Security tax (at 6.2%) and Medicare tax (at 1.45%) - on both employers and employees for wages paid to employees. The Social Security tax is a percentage of wages up to the Social Security wage base limitation, which is $106,800 for the year 2009. The Social Security wage base is adjusted annually. Once you have paid Social Security tax for a given year on an amount of wages from a particular employer equal to the wage base limitation, no further Social Security tax is payable on that year’s wages from that employer. Currently, there is no wage base limitation for Medicare tax purposes. Thus, all wages paid to you are subject to Medicare tax.

Income tax withholding is also required on wages paid to employees. The Company will withhold federal income taxes with respect to the Replacement Awards at the supplemental wage withholding rate (currently 25%). State and local income tax withholding also may be required, depending on your state of employment.

With respect to RSUs, the fair market value of the shares of Ultratech common stock that are distributed pursuant to the RSUs will be treated as wages received for income tax purposes. FICA and income taxes will be withheld at the time your RSUs vest and are paid to you based on the tax withholding rates applicable in the year of payment.

Since regular compensation will not typically be sufficient to cover the withholding amount due, you must pay or provide for payment to us of the applicable withholding amount. We may, in our sole discretion, reduce the amount of shares deliverable pursuant to your RSUs in order to satisfy applicable withholding requirements or permit you to deliver shares you already own in payment of applicable withholding requirements at their then fair market value. Alternatively, we may require you to pay or provide to us a cash payment in the amount required to be withheld. Therefore, you should plan ahead to ensure that you have sufficient funds available to satisfy the withholding obligations.

41.	Could a change in tax law affect my benefits?

Yes. Congress may change the relevant tax and Social Security law at any time, and these changes may be retroactive to before the date of enactment. These changes may have a material effect on the benefit you expect to receive by electing to participate in or by not electing to participate in the Exchange.

42.	What are the state and local income tax consequences of the Replacement Awards?

We are unaware of any state and local income tax consequences in the United States of the Exchange and the grant, vesting and payment of RSUs that differ from the United States federal income tax consequences described and cross-referenced above.

43.	Are there any tax consequences if I do not accept the Offer?

If the Offer is open for 30 calendar days or more and you do not accept the Offer, any Eligible Options you hold that are incentive stock options within the meaning of Section 422 of the Internal Revenue Code may be deemed to have been modified as of the date the Offer commences. In that event, the commencement date of the Offer would be treated as a new grant date for purposes of determining whether the option will be subject to favorable tax treatment under the U.S. tax laws as an incentive stock option. Accordingly, if the Offer were open for 30 calendar days or more, you would be required to hold any shares acquired on exercising the option for a period of at least two years after the commencement date of the Offer and for at least one year after the exercise date to satisfy the incentive stock option holding period requirements. In addition, the deemed modification described above in this paragraph may result in all or a portion of your incentive stock option being treated as a nonqualified stock option under the tax laws because the tax laws impose a $100,000 limit on the number of incentive stock options that may vest and become exercisable in any calendar year and require that both your incentive stock option as it existed before the modification and your incentive stock option as it exists after the modification be included for purposes of determining whether this limit has been exceeded (that is, your existing option and your modified option must be considered in applying this limit). If you choose not to exchange your Eligible Options that are incentive stock options, you should consult with your own tax advisor to determine the tax consequences of the exercise of those Eligible Options and the sale of any common stock that you receive upon exercise of the option.

CIRCULAR 230 DISCLAIMER. The following disclaimer is provided in accordance with Treasury Department Circular 230. You are hereby notified that (a) the summary above is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code, (b) the summary above was written to support the promotion or marketing (within the meaning of Circular 230) of the transaction(s) or matter(s) addressed by this communication, and (c) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ADDITIONAL INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

If you have any questions with respect to the Offer, the Replacement Awards, or any other matters discussed in this Offer Circular, please contact Bruce Wright at the email address, telephone number or address given on page 2.

Ultratech files annual, quarterly and special reports, proxy statements and other information with the SEC. Ultratech has also filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Offer. This Offer Circular does not contain all of the information included in the Schedule TO and its exhibits. You may read and copy any reports, proxy statements, the Schedule TO and other information filed by us with the SEC at the public reference facilities maintained at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov which provides on-line access to the reports, proxy and other information statements filed electronically by the Company with the SEC.

This Offer Circular incorporates important business and financial information about Ultratech from documents filed with the SEC that are not included in or delivered with this Offer Circular. The SEC permits us to “incorporate by reference” important information by referring you to another document filed separately with the SEC. This means that the information incorporated by reference is deemed to be part of this Offer Circular, unless superseded by information contained directly in this Offer Circular or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later. Specifically, this Offer Circular incorporates by reference the documents set forth below, all of which have previously been filed with the SEC.

•	Ultratech’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009 and subsequently amended on April 30, 2009 (SEC File No. 000-22248).

•	Ultratech’s Quarterly Report on Form 10-Q for its fiscal quarters ended April 4, 2009 and July 4, 2009, filed with the SEC on April 30, 2009 and August 6, 2009, respectively (SEC File No. 000-22248).

•	Ultratech’s Current Reports on Form 8-K filed with the SEC on January 30, 2009 and May 20, 2009 (each, SEC File No. 000-22248).

•

The description of Ultratech’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on August 13, 1993 and subsequently amended on February 27, 1997 (SEC File No. 000-22248), and any other amendment or report filed for the purpose of updating such description.

•

The description of Ultratech’s preferred share purchase rights contained in its Registration Statement on Form 8-A filed with the SEC on February 27, 1997 (SEC File No. 000-22248), and any other amendment or report filed for the purpose of updating such description.

You may not have some of the documents incorporated by reference, but you can obtain any of them through our website at www.ultratech.com and clicking on Investors – SEC Filings, or from the SEC as described above, or from us at no cost by directing a written or oral request to us at Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134, Attn.: Cherine Chan, or by telephone at (408) 577-3306, or email at cchan@ultratech.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this Offer Circular.

If you would like to request documents from us, please see that your request is received by Cherine Chan no later than five business days before the expiration of the Offer so that you have them prior to the expiration date of the Offer.

You should rely only on the information in this Offer Circular and its attachments or incorporated by reference into this Offer Circular. No one has been authorized to provide you with different information. You should not assume that the information contained in this Offer Circular is accurate as of any date other than the date on the front page. We are not making any offer to purchase securities (or soliciting any offer to sell any securities in any state where it is unlawful to do so).

ATTACHMENT A

1993 PLAN PROSPECTUS

The Prospectus for the 1993 Plan included as Attachment A to the Offer Circular is incorporated herein by reference. If you need another copy of the Prospectus for the 1993 Plan, contact Cherine Chan at cchan@ultratech.com or at the address or telephone number given on page 2 of the Offer Circular.

EMPLOYEES & CONSULTANTS

ULTRATECH, INC.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

DISCRETIONARY GRANT PROGRAM

PLAN SUMMARY AND PROSPECTUS

The date of this Prospectus is July 28, 2008

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MISCELLANEOUS		11

30.	Do I have the right to remain employed until my options under the Discretionary Grant Program vest?	11
31.	Are there any circumstances which would cause me to lose my rights with respect to an option?	11
32.	Does the Stock Plan restrict the authority of the Corporation to grant or assume options outside of the Stock Plan?	11
33.	Does the grant of an option under the Stock Plan affect my eligibility to participate in other plans of the Corporation?	11
34.	What is a parent corporation?	11
35.	What is a subsidiary corporation?	11
36.	Is the Stock Plan subject to ERISA?	11

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES		11

INCENTIVE OPTIONS		12

T1. Will the grant of an Incentive Option result in Federal income tax liability to me?		12
T2. Will the exercise of an Incentive Option result in Federal income tax liability to me?		12
T3. When will I be subject to Federal income tax on shares acquired under an Incentive Option?		12
T4. What constitutes a disposition of Incentive Option shares?		12
T5. How is my Federal income tax liability determined when I dispose of my shares?		12
T6. What if I make a qualifying disposition?		12
T7. What are the normal tax rules for a disqualifying disposition?		13
T8. What are the Federal tax consequences to the Corporation?		13
T9. What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?		14
T10. What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?		15
T11. What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?		15
T12. Will the grant of a Non-Statutory Option result in Federal income tax liability to me?		15
T13. Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?		15
T14. Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?		16
T15. What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?		16
T16. What are the Federal tax consequences to the Corporation?		16

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STOCK APPRECIATION RIGHTS	16

T17. Will the exercise of a stock appreciation right result in Federal income tax liability to me?	16
T18. What are the Federal tax consequences to the Corporation?	16

FEDERAL TAX RATES	16

T19. What are the applicable Federal tax rates?	16

ALTERNATIVE MINIMUM TAX	17

T20. What is the alternative minimum tax?	17
T21. What is the allowable exemption amount?	17
T22. How is the alternative minimum taxable income calculated?	18
T23. How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?	18

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THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

INFORMATION ON THE

1993 STOCK OPTION/STOCK ISSUANCE PLAN

Ultratech, Inc. is offering shares of its common stock to eligible individuals pursuant to stock options, stock appreciation rights, direct stock issuances and other stock-based awards (including restricted stock units) under the Ultratech Stepper, Inc. 1993 Stock Option/Stock Issuance Plan (the “Stock Plan”). The purpose of the Stock Plan is to offer the Corporation’s officers and other key employees, non-employee members of the Board of Directors, consultants and other independent advisors the opportunity to acquire an ownership interest in the Corporation as an incentive for such individuals to continue in service. Unless the context indicates otherwise, all references to the Corporation in this description of the Stock Plan will include Ultratech Stepper, Inc. and its parent and subsidiary corporations.

QUESTIONS AND ANSWERS ABOUT THE STOCK PLAN

This document sets forth in question and answer format a description of the material provisions of the Stock Plan applicable to individuals who are not executive officers or Board members subject to the short-swing profit restrictions of the federal securities laws.

GENERAL PROVISIONS

1.	What is the basic structure of the Stock Plan?

The Stock Plan is divided into three separate components: a Discretionary Grant Program, an Automatic Grant Program and a Stock Issuance Program. Under the Discretionary Grant Program, stock options may be granted to eligible individuals which will provide them with the right to purchase a specified number of shares of the Corporation’s common stock at a fixed price based upon the fair market value of the option shares on the grant date. Both the number of shares and the per share price will be determined by the plan administrator at the time of grant and will be set forth in a written agreement evidencing the grant. The right to purchase the shares of the Corporation’s common stock will become exercisable in installments over the optionee’s period of service, and once the right becomes so exercisable, the option may be exercised for those installments at any time before the date the option expires or terminates.

Options granted under the Discretionary Grant Program may, at the plan administrator’s discretion, be incentive stock options (“Incentive Options”) designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not satisfy such requirements (“Non-statutory Options”). For a discussion of the difference in tax treatment under the Code between Incentive Options and Non-statutory Options, see the “Questions and Answers on Federal Tax Consequences” section below.

Under the Automatic Grant Program, the non-employee members of the Corporation’s Board of Directors will receive automatic restricted stock unit awards at periodic intervals over their period of Board service. The terms and conditions applicable to each such grant will be in strict compliance with the provisions of the Automatic Grant Program, and the plan administrator will have no discretion to modify those terms and conditions.

Under the Stock Issuance Program eligible individuals may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or direct issuances of such shares of Common Stock may be made as bonuses for services rendered the Corporation or the Corporation’s attainment of financial objectives.

2.	When was the Stock Plan adopted?

The Stock Plan was adopted by the Corporation’s Board of Directors (the “Board”) on July 23, 1993 as the successor to the Corporation’s existing 1993 Stock Option and 1993 Stock Issuance Plans (the “Predecessor Plans”) and was approved by the stockholders on the same date. The Discretionary Grant and Stock Issuance Programs under the Stock Plan became effective on September 29, 1993, the date on which the shares of the Corporation’s common stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Automatic Grant Program under the Stock Plan became effective on September 29, 1993 upon the execution of the underwriting agreement for the initial public offering of the Corporation’s common stock.

3.	Who administers the Stock Plan?

The Stock Plan is administered by the Compensation Committee of the Board of Directors. This committee is composed of two (2) or more non-employee Board members appointed by the Board. Members of the Compensation Committee will serve for so long as the Board deems appropriate and may be removed by the Board of Directors at any time.

The Compensation Committee will be referred to in this document as the “Plan Administrator.” As Plan Administrator, the Compensation Committee has full authority to determine, (I) with respect to the option grants made under the Stock Plan, which eligible individuals are to receive those grants, the time or time when such grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option under the federal tax laws or a non-statutory option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II) with respect to direct stock issuances or other stock-based awards (such as restricted stock units) made under the Stock Plan, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the cash consideration price (if any) payable for those shares, the vesting schedule (if any) applicable to the shares and the issue date for any shares which vest under a restricted stock unit award.

The Compensation Committee as Plan Administrator will also have full power and authority to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Stock Plan and any outstanding awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator will be final and binding on all parties who have an interest in any outstanding award under the Stock Plan.

4.	Who is eligible to participate?

Key employees (including officers), non-employee Board members, consultants and other independent advisors in the Corporation’s service are eligible to receive awards under the Stock Plan. However, the actual individuals to whom awards are to be made will be determined by the Plan Administrator in its sole discretion. Only non-employee Board members will be eligible to participate in the Automatic Grant Program.

This Plan Summary and Prospectus summarizes the principal terms and conditions of the option grants and stock appreciation right awards that may be made from time to time under the Discretionary Grant Program to individuals who are not officers of the Corporation or non-employee members of the Board of Directors.

5.	What stock will I receive upon the exercise of an option under the Stock Plan?

Upon exercise of your option or upon a share issuance, you will receive shares of the Corporation’s common stock, $0.001 par value per share (“Common Stock”). The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

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6.	How many shares of Common Stock may be issued under the Stock Plan?

The number of shares of Common Stock currently reserved for issuance over the term of the Stock Plan is limited to 10,776,779 shares, subject to adjustment for certain changes in the Corporation’s capital structure (see Question 7).

Should an outstanding option under the Discretionary Grant Program expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent grant or issuance under the Stock Plan. Should the exercise price of an option under the Discretionary Grant Program be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Stock Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. If shares of Common Stock otherwise issuable under the Stock Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance or vesting of shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Stock Plan will be reduced by the gross number of shares issuable under the exercised stock option or stock appreciation right or the gross number of fully-vested shares issuable under the Stock Issuance Program, calculated in each instance prior to any such share withholding. Upon the exercise of any stock appreciation right granted under the Stock Plan, the share reserve will reduced by the gross number of shares as to which that stock appreciation right is exercised.

No individual participating in the Stock Plan may be granted stock options, separately exercisable stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (including restricted stock units) for more than 400,000 shares of Common Stock in the aggregate per fiscal year. However, this annual limit will be increased to 600,000 shares for the fiscal year in which an individual receives his or her initial stock option grant, direct stock issuance or other stock-based award under the Stock Plan. Except for such restriction and certain other restrictions in connection with incentive stock option grants (see the “Incentive Options” section below), there are no limitations on the number of shares of Common Stock for which an eligible individual may be granted options or stock appreciation rights under the Discretionary Grant Program or direct issuances or other stock-based awards under the Stock Issuance Program.

7.	What happens if there is a stock dividend or other change in the Common Stock?

In the event of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Stock Plan, (ii) the number and/or class of securities that any one person may be granted stock options, separately exercisable stock appreciation rights, direct stock issuances and other stock-based awards per year under the Stock Plan, (iii) the number and/or class of securities for which automatic restricted stock unit awards are to be subsequently made per eligible non-employee Board member under the Automatic Grant Program and (iv) the number and/or class of securities and option price per share in effect under each outstanding option under the Stock Plan. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

8.	Can the Stock Plan be amended or terminated?

Yes. The Board has exclusive authority to amend or modify the Stock Plan in any and all respects. However, no amendment or modification may, without the consent of the holder, adversely affect such individual’s rights and obligations under his or her outstanding options or stock appreciation rights under the Stock Plan, and no such amendment or modification may adversely affect the rights of any individual with respect to the Common Stock issued under the Stock Plan prior to such action. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

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Unless sooner terminated pursuant to a Corporate Transaction (see Question 26), the Stock Plan will terminate upon the earlier of (i) February 28, 2011 or (ii) the date on which all shares available for issuance under the Stock Plan have been issued as fully-vested shares. Upon such plan termination, all outstanding awards under the Stock Plan will continue to have force and effect in accordance with the provisions of the instruments evidencing those awards.

GRANT OF OPTIONS

9.	How are options granted under the Discretionary Grant Program?

The Plan Administrator will have complete discretion to determine when and to whom options will be granted, the number of shares subject to each such grant, the status of the grant as either an Incentive Option or a Non-statutory Option, the time or times the option is to become exercisable and the maximum term for which the option is to remain outstanding. An individual granted such an option must sign a grant agreement evidencing the option grant.

10.	Will I be required to pay for an option granted under the Discretionary Grant Program?

No. The option is granted in recognition of your services to the Corporation and does not require any cash payment. To purchase shares under the option, however, you must pay the option price for the number of shares you elect to purchase. See the section below entitled “Exercise of Options.”

11.	How is the option exercise price determined?

The exercise price per share is determined by the Plan Administrator. However, the exercise price will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

12.	How is the fair market value of the Common Stock determined?

The fair market value per share of Common Stock on any relevant date under the Stock Plan will be the closing selling price on that date as reported on the Nasdaq Global or Global Select Market. If the stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists. Stock prices are reported daily in most major newspapers.

13.	Can the Corporation cancel my options and grant me new options?

Yes. The Plan Administrator has the authority to cancel outstanding options and to issue new options in replacement, but your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock. However, the new options must have an exercise price per share of at least one hundred percent (100%) of the fair market value of the Common Stock on the new grant date. In addition, it is likely that the new options will have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

14.	Can I assign or transfer my options?

No. Your options generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death. However, one or more Non-statutory Options may be structured so that those options will be assignable in whole or in part during your lifetime to one or more members of your immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. No such assignment will be permitted, however, unless in connection with your estate plan.

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15.	When do I acquire the rights of a stockholder?

An option holder has none of the rights of a stockholder with respect to the shares covered by his or her option. Stockholder rights are not acquired until the option holder exercises the option and pays the exercise price for the purchased shares.

EXERCISE OF OPTIONS

16.	When may I exercise my options?

Your option will become exercisable for such shares in one or more installments over the period that you remain in the Corporation’s service. The exercise schedule applicable to your option will be determined by the Plan Administrator at the time of grant and will be set forth in the notice evidencing the grant. You may exercise your option at any time for the shares for which your option has become exercisable, provided you do so before the option terminates.

No option granted under the Discretionary Option Grant Program may have a term in excess of ten (10) years from the grant date. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the section below entitled “Early Termination of Options.”

17.	How do I exercise my options?

To exercise your option, you must provide the Corporation with written notice of the exercise in which you specify the number of shares to be purchased under your option. The notice must also be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about the tax treatment applicable to your option exercise, see the “Questions and Answers on Federal Tax Consequences” section below.

18.	What form of payment is required when I exercise my options?

The option price is due immediately upon the exercise of your option. Payment may be made in cash or check drawn to the Corporation’s order or in shares of Common Stock valued at fair market value (see Question 12) on the exercise date. Any shares delivered in payment of the option price must have been held for any required period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes.

Cashless exercises are also permitted for vested shares. To use this procedure, you must provide irrevocable instructions to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the shares of Common Stock purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm on the settlement date in order to complete the sale.

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19.	What other program is available under the Discretionary Grant Program which may reduce my “out-of-pocket” expenses?

The Plan Administrator has the discretion to implement either of the following two programs:

Stock Appreciation Right (SAR) Program. An optionee granted an SAR will have the right to elect between the normal exercise of the option for shares of Common Stock and the surrender of all or part of that option for a distribution from the Corporation equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option (or surrendered portion) over (ii) the option price payable for such shares. The distribution may be made in cash or in shares of Common Stock or a combination of cash and shares of Common Stock in the discretion of the Plan Administrator.

There are a number of limitations governing the exercise of any SARs granted under the Stock Plan.

•	The Plan Administrator must approve the exercise of the SAR.

•

If the Plan Administrator disapproves the exercise of the SAR, the optionee will retain whatever rights existed under the surrendered option (or surrendered portion) and may exercise those rights at any time before the later of (i) five (5) business days following notification of such disapproval or (ii) the last day on which the option is otherwise exercisable in accordance with its terms, but in no event beyond the expiration date of the term of that option.

•	No SAR may be transferred or assigned.

Special Tax Withholding. One or more optionees may be provided with the right to have the Corporation withhold, from the shares purchased under their options, a portion of those shares with a fair market value equal to a designated percentage of the Federal and state income and employment withholding taxes to which such individuals may become subject in connection with the exercise of those options. In lieu of such direct withholding, the Plan Administrator may grant optionees the right to deliver existing shares of Common Stock in satisfaction of the withholding tax liability. However, no shares will actually be withheld or accepted in satisfaction of such withholding tax liability except to the extent approved by the Plan Administrator, and any such withheld or delivered shares will be valued at fair market value on the option exercise date.

The Plan Administrator has sole discretion in selecting the optionees who are to be granted SARs or who are to be provided with special tax withholding rights. You will be notified in writing, either at the time of your option grant or at any time while your grant remains outstanding, should you be selected for participation in either such program.

INCENTIVE OPTIONS

Questions 20, 21, and 22 apply only to Incentive Options. Non-statutory Options are NOT subject to these provisions.

20.	Who is eligible to receive an Incentive Option?

Incentive Options may only be granted to individuals who are employees of the Corporation.

21.	Is there a limitation on the number of shares for which an Incentive Option may become exercisable in any one calendar year?

Yes. The aggregate fair market value of the shares of Common Stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an incentive stock option under the Federal tax laws may not exceed $100,000 per optionee. To the extent you hold two (2) or more Incentive Options which become exercisable for the first time in the same calendar year, the $100,000 limitation will normally be applied on the basis of the chronological order in which those options were granted. Options which do not qualify for incentive stock option treatment under the Federal tax laws by reason of this dollar limitation may nevertheless be exercised as Non-statutory Options in the calendar year in which they become exercisable for the excess number of shares.

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Example: On December 3, 2006, Sam Smith is granted an Incentive Option to purchase 16,000 shares of Common Stock at an exercise price of $20.00 per share, the assumed fair market value of the Common Stock on that date. Assume that the option will become exercisable for the option shares in 4 successive equal annual installments, beginning December 2007. When the option becomes exercisable for the second annual installment on December 3, 2008, the fair market value of those shares is assumed to be $25.00 per share. On November 25, 2007, Sam is granted a second Incentive Option to purchase 5,000 shares at an exercise price of $24.00 per share, the assumed fair market value of the Common Stock on that date. This option will also become exercisable for the option shares in 4 successive equal annual installments, beginning November 2008. When the option becomes exercisable for the first annual installment on November 25, 2008, the fair market value of the Common Stock is assumed to be $25.00 per share.

The aggregate fair market value of the 4,000 shares of Common Stock (measured as of the grant date) which become exercisable under the first option in calendar year 2008 is $80,000. The aggregate fair market value of the 1,250 shares of Common Stock (measured as of the grant date) which become exercisable under the second option in calendar year 2008 is $30,000. Accordingly, in 2008, Common Stock valued at $80,000 for Incentive Option purposes first becomes purchasable under the 2006 option (25% of the option shares) and Common Stock valued at $30,000 first becomes purchasable under the calendar year 2007 option (25% of the option shares). 417 of the shares purchasable under the calendar year 2007 option will not qualify for favorable tax treatment as incentive stock options because the aggregate value (as measured as of the grant date) of the shares of Common Stock for which the two options first become exercisable in calendar year 2008 exceeds $100,000 ($80,000 + $30,000 = $110,000). The 417 shares which do not qualify for incentive stock option treatment under the calendar year 2007 option may be exercised as Non-statutory Options.

22.	What limitations apply to Incentive Options granted to a 10% stockholder?

If the individual to whom an Incentive Option is granted is at the time of grant the owner of stock possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation, then the exercise price per share cannot be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the grant date and the term of the option may not exceed five (5) years from the grant date.

EARLY TERMINATION OF OPTIONS

23.	What happens to my options if my employment or service terminates?

After your cessation of service, you will have a limited period of time in which to exercise your outstanding options for any shares in which you are vested on the date your service ends. The length of this period will be set forth in your grant agreement and will generally not be in excess of three (3) months. However, you must in all events exercise your option before the specified expiration date of the option term. Each of your outstanding options will, immediately upon your cessation of service, terminate and cease to be outstanding with respect to any shares for which the option is not at that time exercisable or in which you are not otherwise vested.

For purposes of the Stock Plan, you will be deemed to continue in service for so long as you render services on a periodic basis to the Corporation or any parent or subsidiary corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee member of the board of directors or (iii) an independent consultant or advisor retained to perform specific tasks or assignments for the Corporation.

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The Plan Administrator has the discretion to extend the period in which you may exercise one or more of your options following your cessation of service and/or to permit such options to be exercised not only with respect to the number of shares in which you are at the time vested but also with respect to one or more subsequent installments of purchasable shares in which you would have vested had you continued in service. You should review the documentation for your outstanding option grants to determine whether either of these special features has been included as a part of those grants.

Should you be discharged from service for any of the following reasons, all of your outstanding options will immediately terminate:

(i) any act of dishonesty or willful misconduct;

(ii) any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiaries; or

(iii) embezzlement or fraud.

24.	What happens to my options if I take an authorized leave of absence?

Should you take an approved leave of absence from active service, the exercise schedule in effect for each of your options will be frozen, and no additional option shares will become exercisable under those options while you continue on your leave. However, if you return to active service within thirty (30) days after the start date of your leave, you will then receive service credit for the entire period of your leave. As a result, your options will, immediately upon your return, become exercisable for any additional option shares for which those options would have become exercisable during your leave had you remained in active service. If you do not return to active service within thirty (30) days, then you will not receive any service credit under your options for the period of your leave.

NOTE: If you take an approved leave of absence while holding any Incentive Options, then for purposes of determining the period within which those options may continue to be exercised as Incentive Options under the federal tax laws, your employee status will be deemed to cease on the first day immediately following the expiration of the initial three (3)-month period of your leave, unless you are provided with the right, either by statute (such as the Family and Medical Leave Act) or by written contract, to return to employee status following such leave. Accordingly, in the absence of such right, your Incentive Options will only be taxable as such if exercised within the six (6)-month period measured from the start date of your leave, even if you return to employee status after the first three (3) months of that leave. Any exercise of your option after that six (6)-month period will be taxed as the exercise of a Non-statutory Option.

25.	What happens to my options if I die or become permanently disabled?

If you die while any of your options are outstanding, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance following your death may exercise such options for any or all shares for which the options were exercisable or in which you were vested on the date your service with the Corporation ceased, less any shares you may have subsequently purchased prior to your death. Each such option must be exercised by the earlier of (i) the expiration date of the option term or (ii) the first anniversary of the date of your death or any shorter period specified in the instrument evidencing that option.

If you become permanently disabled and cease by reason thereof to remain in the Corporation’s service, you will normally have a period of twelve (12) months from the date of such cessation of service during which to exercise your options for any or all of the shares for which you were vested on the date your service terminated. In no event, however, may you exercise any option after the specified expiration date of the option term. For purposes of the Stock Plan, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

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The Plan Administrator has the discretion to extend the period in which you may exercise one or more of your options following your death or disability and/or to permit such options to be exercised not only with respect to the number of shares in which you are at the time vested but also with respect to one or more subsequent installments of purchasable shares in which you would have vested had you continued in service. You should review the documentation for your outstanding option grants to determine whether either of these special features has been included as a part of those grants.

26.	What happens to my options if the Corporation is acquired or merged?

In the event of a Corporate Transaction (as defined below), all options outstanding under the Discretionary Option Grant Program will automatically accelerate so that each option will, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares. However, an outstanding option will not so accelerate upon the Corporate Transaction, if and to the extent: (i) the option is to be assumed by the successor corporation (or its parent company) or replaced with a comparable option to purchase shares of the successor corporation, (ii) such option is to be replaced with a cash retention program of the successor corporation (or its parent company) which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to such option or (iii) acceleration of the option is subject to other limitations imposed by the Plan Administrator in the instrument evidencing the option grant. All outstanding options under the Stock Plan will, to the extent not assumed by the successor corporation or its parent company, terminate and cease to be outstanding upon the completion of the Corporate Transaction.

A Corporate Transaction is defined under the Stock Plan as:

•	a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Corporation’s incorporation;

•	a sale, transfer or other disposition of all or substantially all the assets of the Corporation in liquidation or dissolution of the Corporation; or

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any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from those who held those securities immediately prior to such merger.

Any Incentive Options accelerated upon the Corporate Transaction will remain exercisable as incentive stock options under the Federal tax laws only to the extent the dollar limitation discussed in Question 21 above is not exceeded.

The Plan Administrator has the discretion to structure one or more outstanding options under the Stock Plan so that those options will automatically accelerate upon the effective date of a Corporate Transaction. You should review the documentation for your outstanding option grants to determine whether this special acceleration feature has been included as a part of those grants.

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27.	What happens to my options if they are not terminated upon a Corporate Transaction?

Each continuing or assumed option will, immediately after the Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price will remain the same.

The Plan Administrator has the discretion to structure one or more outstanding options under the Stock Plan so that each such option will, immediately prior to the occurrence of a Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Alternatively, the Plan Administrator may condition such option acceleration upon the subsequent termination of the optionee’s service within a designated time period following such Corporate Transaction. You should review the documentation for your outstanding option grants to determine whether this special acceleration feature has been included as a part of those grants.

28.	What happens to my options if there is a change in control of the Corporation?

The Plan Administrator has the discretion to structure one or more outstanding options under the Stock Plan so that each such option will, immediately prior to the occurrence of a Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Alternatively, the Plan Administrator may condition such option acceleration upon the subsequent termination of the optionee’s service within a designated time period following such Change in Control. You should review the documentation for your outstanding option grants to determine whether this special acceleration feature has been included as a part of those grants.

A Change in Control will be deemed to occur under the Stock Plan in the event:

(i) any person or related group of persons (other than the Corporation or any person or entity affiliated with the Corporation) directly or indirectly acquires beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

Each option accelerated in connection with such a Change in Control will remain fully exercisable until such option expires or terminates. However, any Incentive Options accelerated upon the Change in Control will remain exercisable as incentive stock options under the Federal tax laws only to the extent the dollar limitation discussed in Question 21 above is not exceeded.

DISPOSITION OF OPTION SHARES

29.	When can I sell my shares?

You may sell your shares of Common Stock at any time provided you are not an officer of the Corporation nor a member of the Board at the time of sale and the Corporation has not imposed a market blackout period.

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MISCELLANEOUS

30.	Do I have the right to remain employed until my options under the Discretionary Grant Program vest?

No. Nothing in the Stock Plan or in any option grant is intended to provide any individual with the right to remain in the Corporation’s service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

31.	Are there any circumstances which would cause me to lose my rights with respect to an option?

Yes. The grant of stock options and the issuance of Common Stock under such options subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Stock Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from granting stock options or from issuing shares of Common Stock under the Stock Plan in the event one or more required approvals or permits were not obtained.

32.	Does the Stock Plan restrict the authority of the Corporation to grant or assume options outside of the Stock Plan?

No. The Stock Plan does not limit the authority of the Corporation to grant options outside of the Stock Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, company or other business entity.

33.	Does the grant of an option under the Stock Plan affect my eligibility to participate in other plans of the Corporation?

No. Stock option grants made under the Stock Plan do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

34.	What is a parent corporation?

A parent corporation is any corporation which owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the Corporation’s outstanding securities.

35.	What is a subsidiary corporation?

A corporation is a subsidiary if the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the outstanding securities of that corporation.

36.	Is the Stock Plan subject to ERISA?

The Stock Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

The following is a general description of the Federal income tax consequences of option grants and stock appreciation rights awarded under the Stock Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Stock Plan.

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The tax consequences of Incentive Options and Non-Statutory Options differ as described below.

INCENTIVE OPTIONS

T1.	Will the grant of an Incentive Option result in Federal income tax liability to me?

No.

T2.	Will the exercise of an Incentive Option result in Federal income tax liability to me?

No. You will not recognize taxable income, for regular income tax purposes, at the time the Incentive Option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will constitute an adjustment to your income for purposes of the alternative minimum tax (see the “Alternative Minimum Tax” section below).

The amount by which the fair market value of the purchased Incentive Option shares at the time of exercise exceeds the option exercise price paid for those shares will be treated as taxable wages for employment tax purposes (Social Security and Medicare taxes).

T3.	When will I be subject to Federal income tax on shares acquired under an Incentive Option?

Generally, you will recognize income in the year in which you make a disposition of the shares purchased under your Incentive Option.

T4.	What constitutes a disposition of Incentive Option shares?

A disposition of shares purchased under an Incentive Option will occur in the event you transfer legal title to those shares, whether by sale, exchange or gift, or you deliver such shares in payment of the exercise price of any other Incentive Option you hold. However, a disposition will not occur if you engage in any of the following transactions: a transfer of the shares to your spouse, a transfer into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

T5.	How is my Federal income tax liability determined when I dispose of my shares?

Your Federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your Incentive Option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the Incentive Option for the shares was granted and more than one (1) year after the date that option was exercised for the particular shares involved in the disposition. A disqualifying disposition is any sale or other disposition made before both of these requirements are satisfied.

T6.	What if I make a qualifying disposition?

You will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the exercise price paid for the shares. You will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares. (For the tax rates applicable to capital gain, please see Question T19.)

Example: On January 15, 2007, you are granted an Incentive Option for 1,000 shares with an exercise price of $20.00 per share. On January 15, 2009, you exercise the option for 500 vested shares when the market price is $22.50 per share. The purchased shares are held until June 15, 2010, when you sell them for $25.00 per share.

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Because the disposition of the shares is made more than two (2) years after the grant date of the Incentive Option and more than one (1) year after the option was exercised for the shares sold on June 15, 2010, the sale represents a qualifying disposition of such shares, and for Federal income tax purposes, there will be a long-term capital gain of $5.00 per share.

T7.	What are the normal tax rules for a disqualifying disposition?

Normally, when you make a disqualifying disposition of shares purchased under an Incentive Option, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm’s length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of your disqualifying disposition income will be reported by the Corporation on your W-2 wage statement for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from your wages or otherwise collected from you.

Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option. (See Question below for the tax rates applicable to capital gain.)

Example: On January 15, 2007, you are granted an Incentive Option for 1,000 shares with an exercise price of $20.00 per share. On January 15, 2009, you exercise this option for 500 vested shares when the market price is $22.50 per share. The purchased shares are held until October 15, 2009, when you sell them for $25.00 per share.

Because the disposition of the shares is made less than one (1) year after the Incentive Option was exercised for the shares sold on October 15, 2009, the sale represents a disqualifying disposition of the shares, and for Federal income tax purposes, the gain upon the sale will be divided into two (2) components:

Ordinary Income: You will recognize ordinary income in the amount of $2.50 per share, the excess of the $22.50 per share market price of the shares on the date the option was exercised over the $20.00 per share exercise price.

Capital Gain: You will also recognize a short-term capital gain of $2.50 per share with respect to each share sold.

In the event the shares purchased under an Incentive Option are sold in a disqualifying disposition for less than the exercise price paid for those shares, you will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares. For example, if the shares in the above Example are sold for $17.00 per share in the disqualifying disposition, you would simply recognize a short-term capital loss of $3.00 per share.

T8.	What are the Federal tax consequences to the Corporation?

If you make a qualifying disposition of shares acquired upon the exercise of an Incentive Option, then no income tax deduction may be taken by the Corporation with respect to such shares. Should you make a disqualifying disposition of such shares, then the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the disposition. The deduction will, in general, be allowed to the Corporation in the taxable year in which the disposition occurs.

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T9.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?

If the delivery of the shares acquired under an earlier granted Incentive Option results in a disqualifying disposition, then you will be subject to ordinary income taxation on the excess of (i) the fair market value of the delivered shares at the time of their original purchase (or, if later, at the time any forfeiture restriction applicable to those shares lapsed) over (ii) the exercise price paid for the delivered shares.

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The tax basis and capital gain holding periods for the shares of Common Stock purchased upon exercise of the Incentive Option will be determined as follows:

(i) To the extent the purchased shares equal in number the delivered shares as to which there is a disqualifying disposition, the basis for the new shares will be equal to the fair market value of the delivered shares at the time they were originally purchased (or, if later, at the time any forfeiture restriction applicable to those shares lapsed), and the capital gain holding period for those shares will include the period for which the delivered shares were held (measured from their original purchase date or (if later) from the lapse date of any forfeiture restriction applicable to those shares).

(ii) To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

T10.	What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases?

If the exercise price for the Incentive Option is paid with shares of Common Stock (i) acquired under an Incentive Option and held for the requisite minimum holding periods for a qualifying disposition, (ii) acquired under a Non-Statutory Option or (iii) acquired through open-market purchases, you will not recognize any taxable income (other than as described in the “Alternative Minimum Tax” section below) with respect to the shares of Common Stock purchased upon exercise of the Incentive Option. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the new shares will have the same basis and holding period for capital gain purposes as the delivered shares. To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured (in general) from the exercise date.

T11.	What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock?

If the Incentive Option is exercised with shares of Common Stock, then those shares purchased under the Incentive Option which have a zero basis will be treated as the first shares sold or otherwise transferred in a disqualifying disposition. Accordingly, upon such a disqualifying disposition, you will recognize ordinary income with respect to the zero basis shares in an amount equal to their fair market value on the date the option was exercised for those shares or, if such shares were subject to any forfeiture restriction, on the date that restriction lapsed. Any additional gain upon such disqualifying disposition will in most instances be taxed as short-term capital gain.

NON-STATUTORY OPTIONS

T12.	Will the grant of a Non-Statutory Option result in Federal income tax liability to me?

No.

T13.	Will the exercise of a Non-Statutory Option result in Federal income tax liability to me?

Normally, you will recognize ordinary income in the year in which the Non-Statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

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T14.	Will I recognize additional income when I sell shares acquired under a Non-Statutory Option?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. (Please see Question T19 below for the tax rates applicable to capital gain.)

The holding period normally starts at the time the Non-Statutory Option is exercised.

T15.	What are the consequences of paying the exercise price of a Non-Statutory Option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?

You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the Non-Statutory Option equal in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares. To the extent the delivered shares were acquired under an Incentive Option, the new shares received upon the exercise of the Non-Statutory Option will continue to be subject to taxation as Incentive Option shares in accordance with the Incentive Option principles discussed above.

The additional shares of Common Stock received upon the exercise of the Non-Statutory Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

T16.	What are the Federal tax consequences to the Corporation?

The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the Non-Statutory Option. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

STOCK APPRECIATION RIGHTS

T17.	Will the exercise of a stock appreciation right result in Federal income tax liability to me?

Yes. Upon the exercise of a stock appreciation right for a distribution from the Corporation, you will, in general, recognize ordinary income in an amount equal to that distribution.

T18.	What are the Federal tax consequences to the Corporation?

The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the appreciation distribution. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

FEDERAL TAX RATES

T19.	What are the applicable Federal tax rates?

Regular Tax Rates. As a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Tax Relief Act”), the maximum federal tax rate on ordinary income in excess of $357,700 ($178,850 for a married taxpayer filing a separate return) is 35% for the 2008 calendar year and for each subsequent taxable year until the first taxable year beginning after December 31, 2010. The applicable $357,700 or $178,850 threshold is

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subject to cost-of-living adjustments in taxable years beginning after December 31, 2008. Certain limitations are imposed upon a taxpayer’s itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 35%.

Capital Gain Tax Rates. Short-term capital gains are subject to the same tax rates as ordinary income. Long-term capital gains recognized in calendar year 2008 or in any subsequent taxable year prior to the first taxable year beginning after December 31, 2010 will be subject to a maximum federal tax rate of 15% (or 0% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level).

Long-term capital gains recognized in taxable years beginning after December 31, 2010 will be subject to a maximum federal tax rate of 20% (or 10% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level).

Itemized Deductions. For the tax year ending December 31, 2008, itemized deductions are reduced by 3% of the amount by which the taxpayer’s adjusted gross income for the year exceeds $159,950 ($79,975 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $159,950 or $79,975 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2008.

Personal Exemptions. In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer’s adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 2008 are $239,950 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $199,950 for heads of households, $159,950 for single taxpayers and $119,975 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500 (or $61,250 for a married taxpayer filing a separate return). The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2008.

ALTERNATIVE MINIMUM TAX

T20.	What is the alternative minimum tax?

The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. However, the portion of your alternative minimum taxable income attributable to capital gain recognized upon the sale or disposition of capital assets held for more than one (1) year will be subject to a reduced alternative minimum tax rate of 15% (5% for individuals whose tax rate on ordinary income for the year is at the 10% or 15% level). The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular federal income tax for the year (computed without regard to certain credits and special taxes).

T21.	What is the allowable exemption amount?

The allowable exemption amount for the 2008 taxable year is $45,000 for a married taxpayer filing a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual’s alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

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T22.	How is the alternative minimum taxable income calculated?

Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes. The spread on the shares purchased under an Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) will be included in your alternative minimum taxable income at the time of exercise. However, if the purchased shares are sold in the same taxable year in which they are acquired, then the amount includible in your alternative minimum taxable income will in no event exceed the amount realized upon such sale less the option exercise price paid for those shares.

T23.	How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year?

If alternative minimum taxes are paid for one or more taxable years, a portion of those taxes (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years. In addition, the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the Incentive Option spread previously included in your alternative minimum taxable income.

REGISTRANT INFORMATION AND STOCK PLAN ANNUAL INFORMATION

Ultratech, Inc. is a Delaware corporation which maintains its principal executive offices at 3050 Zanker Road, San Jose, California 95134. The telephone number at the executive offices is (408) 321-8835. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

A copy of the Corporation’s Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134, or upon telephoning the Corporation at (408) 321-8835. In addition, any person receiving a copy of this Prospectus Supplement may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

(a)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended on Form 10-K/A, filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2008 and April 29, 2008, respectively, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(b)	The Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008, and June 28, 2008, filed with the Commission on April 29, 2008 and July 31, 2008, respectively.

(c)	All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by its Annual Report referred to in (a) above.

(d)	The Corporation’s Registration Statement on Form 8-A filed with the Commission on August 13, 1993 (and subsequently amended on February 27, 1997) pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Corporation’s outstanding Common Stock.

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The Corporation will also deliver to each participant in the Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation’s stockholders.

Unless expressly incorporated into this Prospectus, a report furnished on Form 8-K shall not be incorporated by reference into this Prospectus.

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ULTRATECH, INC.

Special Supplement

to the

Plan Summary and Prospectus

for the

1993 Stock Option/Stock Issuance Plan

Restricted Stock Units

The date of this Supplement is July 28, 2008

		Page
GENERAL PLAN PROVISIONS		1

1.	Who administers the Plan?	1
2.	Who is eligible to receive restricted stock units under the Plan?	1
3.	How many shares of Common Stock may be issued under the Plan?	1

RESTRICTED STOCK UNITS		2

4.	What are restricted stock units?	2
5.	How are restricted stock units awarded under the Plan?	2
6.	Will I have to pay for the shares underlying the restricted stock units?	2
7.	When do the restricted stock units vest?	2
8.	When will the shares underlying the restricted stock units be issued?	2
9.	Can I assign or transfer my restricted stock units?	2
10.	When do I acquire the rights of a stockholder?	3
11.	Will any other adjustments be made to my restricted stock units?	3
12.	What happens to my restricted stock units if there is a Change in Control?	3
13.	What happens if I have a parachute payment under the Internal Revenue Code?	4
14.	What happens to my restricted stock units if my service terminates?	4
15.	What happens if I am discharged for Cause?	5

DISPOSITION OF RESTRICTED STOCK UNIT SHARES		5

16.	When can I sell my shares?	5

MISCELLANEOUS		5

17.	Do I have the right to remain employed until my restricted stock units vest?	5
18.	Are there any circumstances which would cause me to lose my rights with respect to the restricted stock units?	6
19.	Does the grant of restricted stock units under the Plan affect my eligibility to participate in other plans of the Corporation?	6
20.	Is the Plan subject to ERISA?	6

RESTRICTIONS ON RESALE		6

21.	What restrictions apply because I am a Section 16 Insider?	6
22.	What restrictions apply if I am an affiliate?	7

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES		7

T1. Will my receipt of my restricted stock units result in federal income tax liability to me?		7
T2. Will the vesting of my restricted stock units be a taxable event for federal income tax purposes?		7
T3. Will the subsequent issuance of the shares of Common Stock which vest under my restricted stock units be a taxable event for federal income tax purposes?		7
T4. When will my restricted stock units be taxable for Social Security and Medicare tax purposes?		8
T5. How can I satisfy my withholding tax liability with respect to the shares of Common Stock which vest under my restricted stock units?		8
T6. Will I recognize additional income when I sell shares issued in satisfaction of my restricted stock units?		9
T7. What are the federal tax consequences to the Corporation?		9

FEDERAL TAX RATES		9

T8. What are the applicable federal tax rates?		9

CORPORATION INFORMATION AND ANNUAL PLAN INFORMATION		10

THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Ultratech, Inc., a Delaware corporation (the “Corporation”), has previously prepared and distributed the Plan Summary and Prospectus (the “Summary”) for the Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan (the “Plan”). The Summary discusses the terms and conditions under which shares of the Corporation’s common stock (the “Common Stock”) are to be offered under the Plan. A copy of the Summary is available for review at the Corporation’s website at http://                            . If you would like to receive a written copy, you should contact the Corporate Secretary at the Corporation’s executive offices at 3050 Zanker Road, San Jose, CA 95134. The telephone number at the executive offices is (408) 321-8835.

The purpose of this Supplement is to provide you with information, in question and answer format, concerning the principal features of the restricted stock units which may be awarded from time to time to eligible individuals under the Plan.

GENERAL PLAN PROVISIONS

1.	Who administers the Plan?

The Plan is administered by the Compensation Committee of the Board of Directors. This committee is composed of two (2) or more non-employee Board members appointed by the Board. Members of the Compensation Committee will serve for so long as the Board deems appropriate and may be removed by the Board of Directors at any time.

The Compensation Committee will be referred to in this document as the “Plan Administrator.” As Plan Administrator, the Compensation Committee has full authority to determine, (I) with respect to the option grants made under the Plan, which eligible individuals are to receive those grants, the time or time when such grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option under the federal tax laws or a non-statutory option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II) with respect to direct stock issuances or other stock-based awards (such as restricted stock units) made under the Plan, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the cash consideration (if any) payable for those shares, the vesting schedule (if any) applicable to the shares and the issue date for any shares which vest under a restricted stock unit award.

The Compensation Committee as Plan Administrator will also have full power and authority to establish rules and regulations for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator will be final and binding on all parties who have an interest in any outstanding option, share issuance or other stock-based award under the Plan.

2.	Who is eligible to receive restricted stock units under the Plan?

Any employee, including any officer of the Corporation (or any subsidiary), any consultant in the service of the Corporation (or such subsidiary) and each non-employee member of the Board will be eligible to receive restricted stock units under the Plan.

3.	How many shares of Common Stock may be issued under the Plan?

The maximum number of shares of Common Stock issuable over the term of the Plan is limited to 10,776,779 shares. In no event may the total number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, separately-exercisable stock appreciation rights, direct stock issuances (whether vested or unvested) or other stock-based awards (whether in the form of restricted stock units or other share-right awards) exceed 400,000 shares per fiscal year. However, for the fiscal year in which an individual receives his or her initial stock option grant, direct stock issuance or other stock-based award under the Plan, the limit will be increased to 600,000 shares.

RESTRICTED STOCK UNITS

4.	What are restricted stock units?

Restricted stock units represent the right to receive shares of Common Stock following the satisfaction of vesting requirements tied to the attainment of performance milestones or the completion of a designated period of service. Each restricted stock unit which vests will entitle the holder to receive one share of Common Stock on a designated issuance date.

5.	How are restricted stock units awarded under the Plan?

The Plan Administrator will have complete discretion (subject to the limitations of the Plan) to determine when and to whom restricted stock units will be awarded under the Plan and the terms of each such award, including the service period or performance milestones which comprise the applicable vesting schedule for those units and the issuance dates of the shares which vest under such award. Each award of restricted stock units will be evidenced by one or more documents (collectively, the “Restricted Stock Unit Issuance Agreement”) executed by the Corporation and the participant.

6.	Will I have to pay for the shares underlying the restricted stock units?

No. Each restricted stock unit which vests will entitle you to receive one share of Common Stock on the designated issuance date, without any cash payment required from you for that share. However, the issuance of the shares will be subject to the Corporation’s collection of all applicable withholding taxes, and no shares of Common Stock will actually be issued to you pursuant to your vested restricted stock units until those withholding taxes are collected.

7.	When do the restricted stock units vest?

Restricted stock units will vest in one or more installments upon the attainment of pre-established performance goals or over the participant’s period of service with the Corporation. The Plan Administrator will determine the performance goals or service period which will comprise the vesting schedule applicable to each restricted stock unit award under the Plan, and those vesting requirements will be set forth in the Restricted Stock Unit Issuance Agreement.

8.	When will the shares underlying the restricted stock units be issued?

The Plan Administrator will determine the dates on which the shares which vest under your restricted stock units will actually be issued to you, and those dates will be set forth in the Restricted Stock Unit Issuance Agreement. In most instances, the shares will not become issuable as the restricted stock units vest but will be issued following the last installment vesting date in effect for those units. For example, your restricted stock units may vest annually over a three (3)-year period, but none of the shares subject to those vested units will be issued until after the expiration of the entire three (3)-year vesting period.

9.	Can I assign or transfer my restricted stock units?

No. Prior to the actual receipt of the shares in which you vest under your restricted stock units, you may not transfer any interest in those units or the underlying shares of Common Stock or pledge or otherwise hedge the sale of those shares, including (without limitation) any short sale or the acquisition or disposition of any put or call option or other instrument tied to the value of those shares. Any attempt by you to do so will result in an immediate forfeiture of your restricted stock units.

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However, your right to receive any shares which vest under your restricted stock units but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or the laws of inheritance or pursuant to your beneficiary designation in effect under the Plan at the time of your death. You may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.

10.	When do I acquire the rights of a stockholder?

You will not have any stockholder rights, including any voting rights or dividend rights, until the shares which vest under your restricted stock units vest are issued and you become a holder of record of those issued shares. However, certain restricted stock units may contain phantom dividend equivalents which will entitle the holder to phantom dividends equal to the actual dividends which would have been paid on the shares of Common Stock underlying his or her restricted stock units had those shares actually been issued and outstanding and entitled to those dividends. The phantom dividends will be credited to a book account maintained for such individual and will vest at the same time as the shares to which they relate. The phantom dividends will be distributed (in the same form the actual dividends were paid to the holders of the Common Stock entitled to those dividends) concurrently with the issuance of those shares. However, such distribution will be subject to the Corporation’s collection of all applicable withholding taxes. You should review your Restricted Stock Unit Issuance Agreement to determine whether your awarded units contain such phantom dividend rights.

11.	Will any other adjustments be made to my restricted stock units?

Yes. The number and class of securities subject to your restricted stock units will be appropriately adjusted by the Plan Administrator to preclude any dilution or enlargement of your rights under those units should any change be made to the Common Stock subject to your restricted stock units by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution.

12.	What happens to my restricted stock units if there is a Change in Control?

Except to the extent your Restricted Stock Unit Issuance Agreement specifically provides otherwise, should a Change in Control occur during your period of service with the Corporation, then the shares subject to your restricted stock units will vest in full on an accelerated basis immediately prior to the closing of that Change in Control. The shares which vest on such an accelerated basis will be issued immediately prior to such closing or will otherwise be converted into the right to receive the same consideration payable per share of Common Stock to the other stockholders of the Corporation in consummation of the Change in Control. However, the Corporation must collect all applicable withholding taxes from any distributions made to you in connection with the vesting of your restricted stock units upon the Change in Control.

A Change in Control will be deemed to occur upon:

(i) a merger or consolidation in which the Corporation is not the surviving entity and in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger or consolidation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation,

3

(iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger,

(iv) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(v) a change in the composition of the Corporation’s Board of Directors over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

13.	What happens if I have a parachute payment under the Internal Revenue Code?

In the event the accelerated vesting and issuance of the shares subject to your restricted stock units in connection with a Change in Control would otherwise constitute a parachute payment under Internal Revenue Code Section 280G, then the accelerated vesting of those shares will be subject to reduction to the extent necessary to assure to assure that the number of shares which vest on such accelerated basis will be limited to the greater of (i) the number of shares which can vest on such an accelerated basis without triggering a parachute payment under Code Section 280G or (ii) the maximum number of shares which can vest on such accelerated basis so as to provide you with the greatest after-tax amount of such vesting-accelerated shares after taking into account any excise tax you may incur under Internal Revenue Code Section 4999 with respect to those shares and any other benefits or payments to which you may become entitled in connection with such Change in Control or the subsequent termination of your service.

14.	What happens to my restricted stock units if my service terminates?

Except to the extent your Restricted Stock Unit Issuance Agreement specifically provides otherwise, any restricted stock units which are not vested at the time your service with the Corporation terminates, whether by reason of death, disability, retirement or otherwise, will be immediately cancelled and cease to be outstanding, and you will have no further right or entitlement to the unvested shares of Common Stock subject to those cancelled units.

The Plan Administrator has the discretion to provide for the accelerated vesting of your restricted stock units upon your termination due to your death, disability or retirement. You should review your Restricted Stock Unit Issuance Agreement to determine whether a special acceleration feature has been included as a part of your restricted stock unit award.

You will be deemed to continue in service for so long as you perform services for the Corporation (or any parent company or any wholly-owned or majority-owned subsidiary) in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor. You will be deemed to cease service immediately upon the occurrence of the either of the following events: (i) you no longer perform services in any of the foregoing capacities for the Corporation (or any parent company or any wholly-owned or majority-owned subsidiary) or (ii) the entity for which you are performing such services ceases to remain such a parent or subsidiary of the Corporation, even though you may subsequently continue to perform services for that entity. Your service will not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation’s written leave of absence policy, no vesting credit will be given for any period you are on such a leave of absence.

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15.	What happens if I am discharged for Cause?

If your service is terminated for Cause, then all your restricted stock units, whether vested or unvested, will be immediately cancelled, and you will thereupon cease to have any right or entitlement to receive any shares of Common Stock under those cancelled units.

Your service will be deemed to have terminated for Cause, if you are discharged for one or more of the following reasons:

(i) your repeated failure to perform any essential duty of your position other than due to your permanent disability;

(ii) your commission of any act that constitutes gross misconduct and is injurious to the Corporation;

(iii) your conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;

(iv) your commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation;

(v) your commission of any act of dishonesty in connection with your responsibilities as an employee that is intended to result in your personal enrichment or the personal enrichment of your family or others;

(vi) any other intentional misconduct on your part adversely affecting the business or affairs of the Corporation in a material manner; or

(vii) your material breach of any employment agreement your may have at the time with the Corporation or any other agreement between you and the Corporation.

DISPOSITION OF RESTRICTED STOCK UNIT SHARES

16.	When can I sell my shares?

Once the shares underlying the restricted stock units have been issued, you may sell those shares at any time without restriction, except for any market black-out period imposed by the Corporation, provided you are not an officer or member of the Board subject to the short-swing trading restrictions of the federal securities laws. If you are such an officer or Board member, you should review the section below entitled “Restrictions on Resale.”

MISCELLANEOUS

17.	Do I have the right to remain employed until my restricted stock units vest?

No. Nothing in the Plan or in any restricted stock units awarded under the Plan is intended to provide any person with the right to remain in the Corporation’s service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

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18.	Are there any circumstances which would cause me to lose my rights with respect to the restricted stock units?

Yes. The grant of restricted stock units under the Plan and the issuance of Common Stock under those restricted stock units are subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from awarding restricted stock units or from issuing shares of Common Stock in settlement of those units in the event one or more required approvals or permits were not obtained.

19.	Does the grant of restricted stock units under the Plan affect my eligibility to participate in other plans of the Corporation?

No. Restricted stock units awarded under the Plan do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

20.	Is the Plan subject to ERISA?

The Plan is not a qualified pension or retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is exempt from substantially all of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

RESTRICTIONS ON RESALE

21.	What restrictions apply because I am a Section 16 Insider?

Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Corporation to recover any profit realized by any officer, director or beneficial owner of more than ten percent (10%) of the outstanding Common Stock (a “Section 16 Insider”) from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months.

The Securities and Exchange Commission has issued a series of rules under Section 16(b) of the Exchange Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under equity incentive plans such as the Plan. The application of those rules to the grant of your restricted stock units and related transactions may be summarized as follows.

Receipt of Restricted Stock Units. Your receipt of the restricted stock units will not be treated as a “purchase” of the underlying shares of Common Stock for short-swing liability purposes.

Vesting of Restricted Stock Units. The vesting of your restricted stock units will not be taken into account for short-swing liability purposes.

Stock Issuances. The actual issuance of shares of Common Stock which vest under your restricted stock units will be an exempt transaction and will not be treated as a “purchase” of the issued shares for short-swing liability purposes.

Stock Withholding. The withholding of a portion of the shares of Common Stock otherwise issuable to the Section 16 Insider by the Corporation in satisfaction of the withholding taxes incurred in connection with issuance of those shares will be an exempt transaction for short-swing liability purposes if such withholding is approved by the Plan Administrator, either at the time of the issuance or at any earlier time.

Sale of Shares. The sale of any shares issued acquired pursuant to the restricted stock units which vest under the Plan will be treated as a “sale” for short-swing liability purposes and will be matched with any non-exempt purchases of Common Stock (e.g. open-market purchases) made within six (6) months before or after the date of such sale.

6

Reporting Requirements

Each of the following transactions involving the Section 16 Insider must be reported on a Form 4 within two (2) business days following the date on which such transaction occurs:

•	Receipt of the restricted stock units

•

Acquisition of shares on the designated issuance date following the vesting of the restricted stock units (but only if those restricted stock units were reported as derivative securities upon their receipt rather than as actual shares of Common Stock )

•	Withholding of a portion of the issuable shares in satisfaction of the applicable withholding taxes

•	Sale of Common Stock acquired pursuant to the restricted stock units

22.	What restrictions apply if I am an affiliate?

In general, persons with power to manage and direct the policies of the Corporation, relatives of these people and trusts, estates, corporations or other entities controlled by any of these people or their relatives may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares of Common Stock in compliance with SEC Rule 144. This rule requires such sales to be effected in “broker’s transactions,” (or, effective February 15, 2008, “riskless principal transactions”) as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of such sale. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (i) one percent (1%) of the outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale. However, there will be no Rule 144 holding period for any shares of Common Stock acquired under the Stock Plan.

If you are an officer of the Corporation, you should consult with counsel before offering for sale any shares of Common Stock acquired under the Plan in order to assure your compliance with Rule 144, Section 16 and all other applicable provisions of federal and state securities laws.

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

The following is a general description of the federal income tax consequences of your receipt of restricted stock units under the Plan and the issuance of any shares of Common Stock pursuant to those units. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular restricted stock unit transactions.

T1.	Will my receipt of my restricted stock units result in federal income tax liability to me?

No.

T2.	Will the vesting of my restricted stock units be a taxable event for federal income tax purposes?

No. You will not recognize any taxable income for federal income tax purposes when the shares of Common Stock subject to your restricted stock units vest.

T3.	Will the subsequent issuance of the shares of Common Stock which vest under my restricted stock units be a taxable event for federal income tax purposes?

Yes. You will recognize ordinary income for federal income tax purposes when the shares of Common Stock which vest under your restricted stock units are actually issued to you, and you must satisfy the income tax withholding obligation applicable to that income. The amount of your taxable income will be equal to

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the closing selling price per share of Common Stock on the Nasdaq Global or Global Select Market (or any other national stock exchange which at the time serves as the primary market for the Common Stock) on the issue date times the number of shares issued to you on that date.

Unless you satisfy such income tax withholding liability with respect to the shares to be issued to you, none of those shares will actually be issued.

T4.	When will my restricted stock units be taxable for Social Security and Medicare tax purposes?

As the shares of Common Stock vest under your restricted stock units, you will become immediately liable for the payment of the employee share of the FICA (Social Security and Medicare) taxes applicable to those shares. Accordingly, the Corporation must collect those taxes at the time of vesting, even though the shares will not be issuable to you at that time. The FICA taxes will be based on the closing selling price of the Common Stock on the Nasdaq National Market (or any other national stock exchange serving as the primary market for the Common Stock) on the vesting date of the shares. The Corporation must also collect the employee portion of the FICA taxes with respect to any phantom dividends at the time those phantom dividends vest hereunder. The FICA taxes will be based on the cash amount and the fair market value of any other property underlying the phantom dividends on the vesting date.

Unless you deliver a separate check payable to the Corporation in the amount of the FICA taxes required to be withheld from you, the Corporation will withhold those taxes from your wages. However, if you are at the time an executive officer of the Corporation, then such withholding taxes must be collected from you through delivery of your separate check not later than the vesting date.

For the 2008 taxable year, Social Security taxes at the rate of 6.2% are imposed on the first $102,000 of your taxable wages for the year. The Social Security taxable wage base usually increases from year to year. Your Medicare tax rate is 1.45% and is imposed on all of your taxable wages for the year.

T5.	How can I satisfy my withholding tax liability with respect to the shares of Common Stock which vest under my restricted stock units?

The Corporation will collect the federal, state and local income taxes required to be withheld with respect to any phantom dividends distributable to you by withholding a portion of that distribution equal to the amount of those taxes, with the cash portion of the distribution to be the first portion so withheld. Until such time as the Corporation provides you with notice to the contrary, the Corporation will collect the federal, state and local income taxes required to be withheld with respect to the issuance of your vested shares through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the shares with a fair market value (based the closing selling price of the Common Stock on the issuance date on the Nasdaq National Market or other stock exchange serving as the primary market for the Common Stock) equal to the amount of those taxes (the “Share Withholding Method”). The dollar value of any shares so withheld will not exceed the amount necessary to satisfy the minimum statutory withholding rates for federal and state income tax purposes which are applicable to supplemental taxable income.

Should any shares be distributed at time the Share Withholding Method is not available, then the federal, state and local income taxes required to be withheld with respect to those shares will be collected from you through either of the following alternatives:

•	the delivery of your separate check payable to the Corporation or,

•

the use of the proceeds from a next-day sale of the shares, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) you make an irrevocable commitment, on or before the issue date for those shares, to effect such sale of the shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

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T6.	Will I recognize additional income when I sell shares issued in satisfaction of my restricted stock units?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds their fair market value at the time you recognized the ordinary income with respect to their issuance. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. (Please see Question T19 for the tax rates applicable to capital gain.)

The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale. The capital gain holding period for the shares will be measured from the date of their issuance.

T7.	What are the federal tax consequences to the Corporation?

The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the issuance of the shares which vest under your restricted stock units. The deduction will normally be allowed for the taxable year in which such issuance occurs.

FEDERAL TAX RATES

T8.	What are the applicable federal tax rates?

Regular Tax Rates. As a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Tax Relief Act”), the maximum federal tax rate on ordinary income in excess of $357,700 ($178,850 for a married taxpayer filing a separate return) is 35% for the 2008 calendar year and for each subsequent taxable year until the first taxable year beginning after December 31, 2010. The applicable $357,700 or $178,850 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2008. Certain limitations are imposed upon a taxpayer’s itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 35%.

Capital Gain Tax Rates. Short-term capital gains are subject to the same tax rates as ordinary income. Long-term capital gains recognized in calendar year 2008 or in any subsequent taxable year prior to the first taxable year beginning after December 31, 2010 will be subject to a maximum federal tax rate of 15% (or 0% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level).

Long-term capital gains recognized in taxable years beginning after December 31, 2010 will be subject to a maximum federal tax rate of 20% (or 10% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level).

Itemized Deductions. For the tax year ending December 31, 2008, itemized deductions are reduced by 3% of the amount by which the taxpayer’s adjusted gross income for the year exceeds $159,950 ($79,975 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $159,950 or $79,975 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2008.

Personal Exemptions. In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer’s adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 2008 are $239,950 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $199,950 for heads of households, $159,950 for single taxpayers and $119,975 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500 (or $61,250 for a married taxpayer filing a separate return). The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2008.

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CORPORATION INFORMATION AND ANNUAL PLAN INFORMATION

Ultratech, Inc. is a Delaware corporation which maintains its principal executive offices at 3050 Zanker Road, San Jose, California 95134. The telephone number at the executive offices is (408) 321-8835. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

A copy of the Corporation’s Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary, Ultratech, Inc., 3050 Zanker Road, San Jose, California 95134, or upon telephoning the Corporation at (408) 321-8835. In addition, any person receiving a copy of this Prospectus Supplement may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

(a) The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended on Form 10-K/A, filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2008 and April 29, 2008, respectively, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(b) The Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 and June 28, 2008, filed with the Commission on April 29, 2008 and July 31, 2008, respectively.

(c) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by its Annual Report referred to in (a) above.

(d) The Corporation’s Registration Statement on Form 8-A filed with the Commission on August 13, 1993 (and subsequently amended on February 27, 1997) pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Corporation’s outstanding Common Stock.

The Corporation will also deliver to each participant in the Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation’s stockholders.

Unless expressly incorporated into this Supplement, a report furnished on Form 8-K shall not be incorporated by reference into this Supplement.

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ATTACHMENT B

FORM OF RSU AWARD AGREEMENT

The Form of RSU Award Agreement included as Attachment B to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of RSU Award Agreement, contact Cherine Chan at cchan@ultratech.com or at the address or telephone number given on page 2 of the Offer Circular.

[Option Exchange Program]

ULTRATECH, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Board of Directors (the “Board”) of Ultratech, Inc., a Delaware corporation (the “Corporation”), has adopted the 1993 Stock Option/Stock Issuance Plan (the “Plan”) for the purpose of retaining the services of selected employees and consultants and other independent advisors who provide services to the Corporation (or any subsidiary thereof).

B. The award of restricted stock units (the “Award”) evidenced by this Restricted Stock Unit Issuance Agreement (this “Agreement”) has been granted pursuant to the Plan in exchange for the options to purchase shares of the Corporation’s common stock (“Common Stock”) tendered by the “Participant” identified below for exchange pursuant to the Corporation’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Exchange Offer”).

C. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, the number of restricted stock units indicated below (“Restricted Stock Units”) under the Plan. Each Restricted Stock Unit which vests during the Participant’s period of Service shall entitle the Participant to receive one share of Common Stock on the specified issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those units, the date on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

The Award is in complete satisfaction of the rights of the Participant to be granted restricted stock units by the Corporation in exchange for the options to purchase shares of Common Stock tendered by the Participant pursuant to the Exchange Offer. Such tendered options have been cancelled and the Participant has no further rights with respect thereto or in respect thereof.

AWARD SUMMARY

Participant Name:	[ ]

Award Date:	[October 13, 2009]

Number of Units Subject to Award:	[ ] Restricted Stock Units

[Option Exchange Program]

Vesting Schedule:	Subject to Paragraphs 3, 4 and 6 below, the Restricted Stock Units shall vest in one installment on [October 13, 2010].

Issuance Schedule	The Restricted Stock Units in which the Participant vests in accordance with the terms of this Agreement will become issuable on the applicable vesting date of the units (the “Issue Date”). The actual issuance of shares of Common Stock in payment of such vested Restricted Stock Units (the “Shares”) shall be subject to the Corporation’s collection of all applicable Withholding Taxes (as defined in Paragraph 8 below) and shall be effected on the applicable Issue Date or as soon as administratively practicable thereafter, but in no event later than the close of the calendar year in which such Issue Date occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issue Date. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 8 of this Agreement.

2. Limited Transferability. Prior to actual receipt of any Shares which become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares issuable pursuant to Restricted Stock Units which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. Subject to approval by the Plan Administrator, the Participant may also direct the Corporation to issue the stock certificates for any Shares which become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3. Cessation of Service. Except as otherwise provided in Paragraph 4 below, should the Participant cease Service for any reason prior to vesting in the Restricted Stock Units subject to this Award, then this Award will be immediately cancelled with respect to all the Restricted Stock Units subject to such Award, and the Participant shall thereupon cease to have any right or entitlement to receive any Shares with respect thereto or in respect thereof.

4. Accelerated Vesting on Certain Terminations of Employment. Should the Participant’s Service be terminated by the Corporation (or subsidiary) for reasons other than for Cause (as defined in the Exchange Offer document) or by reason of the Participant’s death or Disability (as defined in the Exchange Offer document), then all the Restricted Stock Units subject to this Award that are then outstanding and unvested shall immediately vest. For purposes of clarity, should the Participant’s Service terminate for any other reason, any Restricted Stock Units subject to this Award that are then outstanding and unvested shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

[Option Exchange Program]

5. Stockholder Rights and Dividend Equivalents

(a) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Restricted Stock Units or the underlying Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Withholding Taxes.

(b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Shares underlying the Restricted Stock Units at the time subject to this Award had those Shares been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited shall vest at the same time as the Shares to which they relate and shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution) concurrently with the issuance of those Shares on the applicable Issue Date. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

6. Change of Control.

(a) Unless otherwise provided by the Plan Administrator, any Restricted Stock Units subject to this Award that are outstanding and unvested at the time of a Change in Control or Corporate Transaction will vest immediately prior to the closing of that Change in Control or Corporate Transaction. The Shares subject to those vested units will be issued on the Issue Date triggered by the Change in Control or Corporate Transaction (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control or Corporate Transaction and distributed at the same time as such stockholder payments), subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.

(b) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

[Option Exchange Program]

8. Collection of Withholding Taxes. Subject to Section VI.A of the Plan, upon any distribution of Shares in respect of the Restricted Stock Units, the Corporation shall automatically reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its subsidiaries with respect to such distribution of Shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of Shares, or in the event of a cash payment or any other withholding event in respect of the Restricted Stock Units, the Corporation (or a subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment. (All taxes that the Corporation or any subsidiary is required to withhold in connection with any event in respect of the Restricted Stock Units are referred to herein as “Withholding Taxes.”)

9. Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i) the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

10. Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

11. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

[Option Exchange Program]

13. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the Corporation has executed this Agreement as of the day and year first indicated above.

ULTRATECH, INC.

By:

Title:

ATTACHMENT C

SELECTED FINANCIAL DATA

Ultratech, Inc.

Summary Financial Data

The following summary financial information has been derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2008 and the quarter ended July 4, 2009 that are incorporated by reference in this document.

CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except per share amounts)

	Year Ended December 31, 2008	Year Ended December 31, 2007	Quarter Ended July 4, 2009 (Unaudited)	Quarter Ended June 28, 2008 (Unaudited)
Net Revenues	$131,747	$112,310	$18,596	$32,061
Gross Profit	64,374	48,859	7,132	15,185
Income (loss) from Operations	9,135	(5,767)	(3,287)	1,726
Net Income (loss)	11,777	(1,044)	(487)	2,584

Net Income (loss) per Share:
Basic	$0.50	$(0.04)	$(0.02)	0.11

Diluted	$0.50	$(0.04)	$(0.02)	0.11

Shares Used in Per-Share Calculation:
Basic	23,524	23,354	23,669	23,488

Diluted	23,665	23,354	23,669	23,823

CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, except per share amounts)

	July 4, 2009 (Unaudited)	December 31, 2008	December 31, 2007
Current Assets	$206,012	$213,270	$195,562
Non-Current Assets	16,435	15,921	23,079

Total Assets	$222,447	$229,191	$218,641

Current Liabilities	$22,022	$29,081	$33,707
Non-Current Liabilities	6,442	6,687	7,534

Total Liabilities	$28,464	$35,768	$41,241
Total Stockholders’ Equity	193,983	193,423	177,400

Total Liabilities and Stockholders’ Equity	$222,447	$229,191	$218,641

We had a book value of $8.21 per share as of July 4, 2009 (calculated using the book value of $193,983,000 as of July 4, 2009, divided by the number of outstanding shares of 23,632,199 as of July 4, 2009).

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The following table sets forth our ratio of earnings to fixed charges for the periods specified (in thousands, except ratio of earnings to fixed charges):

	Year Ended December 31, 2008	Year Ended December 31, 2007	Six Months Ended July 4, 2009 (Unaudited)
Earnings:
Income (loss) from continuing operations before income taxes	$9,135	$(5,767)	$(3,035)
Add: fixed charges	800	1,394	72

Earnings	$9,935	$(4,373)	$(2,963)

Fixed charges:
Interest expense	$121	$701	$(309)
Estimate of interest relating to rental expense	679	693	381

Total fixed charges	$800	$1,394	$72

Ratio of earnings to fixed charges	12.4	—	—
Deficiency	$—	$(4,373)	$(2,963)

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